As filed with the U.S. Securities and Exchange Commission on July 29, 2026

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

Delaware	7370	88-1368281
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

160, Yeouiseo-ro, Yeongdeungpo-gu

Seoul, Republic of Korea, 07231

+82-2-564-8588

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Taehoon Kim

Chief Executive Officer

Global Interactive Technologies, Inc.

160, Yeouiseo-ro, Yeongdeungpo-gu

Seoul, Republic of Korea, 07231

+82-2-564-8588

(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Clay Parker, Esq.

Erin Fogarty, Esq.

Julie Rizzo, Esq.

K&L Gates LLP

Southeast Financial Center

200 South Biscayne Boulevard

Suite 3900

Miami, FL 33131

(305) 539-3300

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 29, 2026

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

Up to 1,092,896 Shares of Common Stock Underlying Pre-Funded Warrants

Up to 1,092,896 Shares of Common Stock Underlying Common Stock Warrants

This prospectus relates to the offer and sale from time to time of up to 2,185,792 shares of common stock, par value $0.001 per share (“Common Stock”) of Global Interactive Technologies, Inc., a Delaware corporation (the “Company” or “GITS”) by the selling stockholder named in this prospectus (the “Selling Stockholder”), consisting of: (i) up to 1,092,896 shares of Common Stock issuable upon exercise of pre-funded warrants by the Selling Stockholder (the “Pre-Funded Warrants”); and (ii) up to 1,092,896 shares of Common Stock issuable upon exercise of common stock warrants by the Selling Stockholder (the “Common Stock Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), which Pre-Funded Warrants and Common Stock Warrants were issued in a private placement transaction that closed on June 29, 2026 (the “Private Placement”). The shares of Common Stock issuable upon exercise of the Common Stock Warrants are referred to as the “Warrant Shares” and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to as the “Pre-Funded Warrant Shares.” The Pre-Funded Warrants have an exercise price of $0.001 per share of Common Stock, are immediately exercisable, and may be exercised at any time until exercised in full. The Common Stock Warrants are exercisable commencing on the six (6) month anniversary of the issuance date of the Common Stock Warrants at an exercise price of $1.83 per Warrant Share, subject to adjustment, and will expire five and one-half (5.5) years from the closing date of the Private Placement.

We are filing the registration statement on Form S-1, of which this prospectus forms a part, with the U.S. Securities and Exchange Commission (the “SEC”) to fulfill our contractual obligations with the Selling Stockholder to provide for the resale by the Selling Stockholder of the shares of Common Stock offered hereby. See the section entitled “Selling Stockholder” beginning on page 40 of this prospectus for more information about the Selling Stockholder. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholder to sell any of their shares of our Common Stock.

The Selling Stockholder may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Common Stock, except with respect to amounts received by us upon the exercise of the Pre-Funded Warrants and Common Stock Warrants. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or the shares of our Common Stock underlying the Pre-Funded Warrants and Common Stock Warrants. See the section entitled “Plan of Distribution” beginning on page 46 of this prospectus for additional information.

Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “GITS.” On July 28, 2026, the closing sale price of our Common Stock was $2.18.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future SEC filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [______], 2026

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ABOUT THIS PROSPECTUS

We incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC, under which the Selling Stockholder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of Common Stock issuable upon the exercise of the Warrants. We will receive proceeds to the extent there are any cash exercises of the Warrants.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

The Selling Stockholder and its permitted transferees may use this registration statement to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

References to “Selling Stockholder” refers to the selling stockholder identified herein in the section titled “Selling Stockholder” beginning on page 40 of this prospectus, who may sell securities from time to time as described in this prospectus.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Global Interactive Technologies, Inc. and its consolidated subsidiaries, unless otherwise specified.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of the Company and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

Company Overview

Global Interactive Technologies, Inc. (“GITS” or the “Company”), a Delaware corporation formerly known as Hanryu Holdings, Inc., is a technology-focused platform company operating and developing Faning, a global digital fan engagement platform centered on Korean entertainment and culture, including K-pop.

Faning is designed to support online fan communities, content discovery and sharing, user interaction, multilingual communication, user-generated content, and digital engagement experiences across mobile and web-based services.

Business

Faning

Faning is the innovative successor to the ‘Fantoo’ platform, specifically engineered to serve as a global epicenter for enthusiasts of K-POP and contemporary Korean culture (“K-Culture”). Moving beyond traditional social networking, the Company has developed a multifaceted digital ecosystem designed to facilitate high-velocity user interaction, content creation, and deep community engagement. As of December 31, 2025, Faning has transitioned from a primary development phase into early-stage commercialization, focused on scaling a global audience.

Core Functionality & User Experience (UX)

The platform leverages proprietary algorithms to deliver a personalized user journey, designed to provide a seamless connection between fans, creators, and content.

●	Faning Clubs: Users organize into topic-specific virtual communities (“Clubs”) centered on artists, movies, and lifestyle trends, utilizing messaging and discussion forums to maintain 24/7 connectivity.

●	Global Interaction: Faning provides real-time, automatic translation functionality for 17 different languages, enabling a truly unified global fandom experience.

●	Interactive Engagement Tools: The platform integrates participation-driven features, including voting mechanisms and engagement tools that empower users to influence content rankings and support their favorite creators.

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Monetization Model

In 2025, the Company implemented a diversified revenue structure optimized for the digital fandom economy:

●	Vote & Boost Sales: Central to the platform’s economy are participation-based features. Users purchase Vote Packages to participate in community activities and Boosts—paid enhancements that increase the visibility and impact of their support for specific content or artists.

●	Premium Subscription Services: The Company offers tiered subscription plans, providing users with exclusive features and an enhanced interface.

●	Scalable Advertising: The Company generates revenue through targeted display advertisements and sponsored content, a stream designed to scale with continued user growth and engagement.

Synergistic Content & Music Production

Complementing the platform business, the Company has secured strategic agreements for the production and release of music content featuring K-pop artists and animation projects.

●	IP Monetization: Through digital streaming and distribution, the Company can capture diverse revenue streams that provide a higher-margin complement to platform operations.

●	Short-Form Content Growth: Recognizing the market trend, the Company will produce 2-minute “short-form” cultural content.

Development Status & Future Outlook

Global Interactive Technologies continues to prioritize infrastructure scalability and the expansion of engagement features. Monetization is in its inaugural stages, and the ongoing execution of this strategy remains dependent on successful user adoption and continued access to capital.

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Market Opportunity

The Company believes that continued global interest in Korean entertainment and culture (“K-Culture” or “Hallyu”) may create future opportunities for digital fan engagement platforms and related online community services.

The Company believes that mobile-first engagement, multilingual communication tools, online fan communities, and virtual participation features may continue to play an important role in the global digital entertainment ecosystem.

The Faning platform is designed to support these types of digital fan engagement activities through community interaction tools, multilingual communication functionality, and mobile and web-based accessibility. However, the Company remains in an early-stage commercialization phase and cannot assure that it will successfully expand its user base, achieve significant monetization, or establish a material market position within the global digital fandom industry.

Our Value

The Faning platform is designed to provide users with a centralized digital environment for Korean entertainment and culture-related fandom activities, including community interaction, content sharing, multilingual communication, and digital engagement.

The platform’s multilingual functionality is intended to reduce language barriers among users in different geographic regions. Faning also supports user-generated content and community-based participation tools that may provide a foundation for future monetization initiatives.

The Faning Point (“FP”) reward system is designed to encourage user participation within the platform. As of December 31, 2025, however, monetization features associated with the platform remained in early stages of commercialization, and revenue from the Faning platform remained limited.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. You should review carefully all of the information contained in this prospectus before making an investment in our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section titled “Risk Factors” for a more thorough description of these and other risks.

Risks Related to the Private Placement and this Offering

●	Our management will have broad discretion over the use of the net proceeds from the Private Placement and may apply it to uses that do not improve our operating results or the value of our securities.

●	There is no public market for the Pre-Funded Warrants or Common Stock Warrants.

●	We may not receive any additional funds upon the exercise of the Pre-Funded Warrants or Common Stock Warrants.

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●	Holders of the Common Stock Warrants and Pre-Funded Warrants will have no rights as common stockholders with respect to the shares our Common Stock underlying the warrants until such holders exercise their warrants and acquire our Common Stock, except as otherwise provided in the Common Stock Warrants and Pre-Funded Warrants.

●	We are an emerging growth company and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of Common Stock less attractive to investors.

Risks Related to Our Business

●	We have incurred significant losses since our inception, and we intend to continue to invest in our business. As a result, we may continue to experience losses in the future.

●	Our auditor has included an explanatory paragraph in their opinion expressing substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, our securities will have little or no value.

●	To continue as a going concern, we will require significant additional capital, which we may be unable to obtain.

●	We are a development stage company, and we may not be able to generate any or sustain our growth or implement our business strategies.

●	We are subject to risks associated with operating in a rapidly developing industry and a relatively new market.

●	Our success depends on our ability to develop products and services to address the rapidly evolving market for the content creation and social media platform industry, and, if we are not able to implement successful enhancements and new features for our products and services, our business could be materially and adversely affected.

●	If our content streaming initiatives are unsuccessful, our business, financial condition or results of operations could be adversely affected.

●	Substantial and increasingly intense competition in the social media platform and content creation industry may harm our business.

●	Systems failures, interruptions, delays in service, catastrophic events, and resulting interruptions in the availability of our products or services could harm our business and our brand, and subject us to substantial liability.

●	We currently have ineffective internal control over financial reporting.

Risks Related to Government Regulation

●	Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data use and data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

●	Changes in tax laws or regulations that are applied adversely to us or our customers may have a material adverse effect on our business, cash flow, financial condition or results of operations.

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Risks Related to Doing Business in Korea

●	Tensions with North Korea could have an adverse effect on our business, financial condition, and results of operations, and the price per share of our common stock.

●	There are special risks involved with investing in Korean companies, including the possibility of restrictions being imposed by the Korean government in emergency circumstances, accounting and corporate disclosure standards that differ from those in other jurisdictions, and the risk of direct or vicarious criminal liability for executive officers of our Korean affiliates.

●	Our business may be adversely affected by developments that negatively impact the Korean economy and uncertainties in economic conditions that impact spending patterns of our customers in Korea.

●	New legislative proposals may expose our business to additional risks from litigation, regulation, and government investigations.

Risks Related to Our Technology

●	There may be losses or unauthorized access to or releases of confidential information, including personally identifiable information, that could subject the Company to significant reputational, financial, legal and operational consequences.

●	Security breaches, improper access to or disclosure of our data or user data, other hacking and phishing attacks on our systems, or other cyber incidents could harm our reputation and adversely affect our business.

Risks Related to Digital Assets

●	Regulatory changes or actions may restrict the use of digital assets in a manner that adversely affects our business, prospects or operations.

Risks Related to Intellectual Property

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

Governance Risks and Risks Related to Our Common Stock

●	Our stock price may be volatile, and you could lose all or part of your investment.

●	We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Recent and Other Developments

Korean Securities and Futures Commission Administrative Fine

On November 6, 2024, the Securities FuturesCommission (the “SFC”) under the Financial Services Commission of the Republic of Korea imposed an administrative fine of KRW 142.1 million (or approximately $104,750) against us for alleged violations of Korean securities regulations. The fine was issued pursuant to Article 119(1) and Article 429(1)(2) of the Capital Market and Financial Investment Business Act and Article 25 of the Regulations on Capital Market Investigations in connection with a failure to submit a securities registration statement for a private placement that took place during 2023 in which we raised approximately KRW 5.92 billion (or approximately $4,628,500) through the issuance of 462,847 shares of common stock to 124 Korean investors.

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On January 2, 2025, we filed with the SFC a formal objection to the regulatory sanction. On March 27, 2025, the SFC dismissed our objection. In accordance with Korean administrative law, we retain the right to seek further redress by filing an appeal. On June 24, 2025, we filed an administrative appeal challenging the sanction as we believe that the sanction is without merit and we have adequate defenses. A hearing was scheduled for October 14, 2025.

The Company received the written decision of the administrative appeal from the Central Administrative Appeals Commission by mail on November 6, 2025. The Company is currently seeking the cancellation of the administrative surcharge imposed by the SFC through administrative court proceedings, and the matter remains pending. See also “Risk Factors – Risks Related to Our Business - We may be the subject of an administrative fine by the Korean Securities and Futures Commission and any adverse outcome in the related proceedings could negatively impact our business, financial condition and results of operations.”

The Private Placement

On June 25, 2026, the Company and the Selling Stockholder entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Selling Stockholder an aggregate of 1,092,896 shares of Common Stock, or Pre-Funded Warrants exercisable for $0.001 per share in lieu thereof, and accompanying Common Stock Warrants to purchase up to 1,092,896 shares of Common Stock in the Private Placement, for gross proceeds of approximately $2 million, before deducting the placement agent’s fees and other estimated offering expenses. The purchase price per share (or Pre-Funded Warrant in lieu thereof) is $1.829.

The Pre-Funded Warrants have an exercise price of $0.001 per share of Common Stock, are immediately exercisable, and may be exercised at any time until exercised in full. The Common Stock Warrants are exercisable commencing on the six (6) month anniversary of the issuance date of the Common Stock Warrants at an exercise price of $1.83 per Warrant Share, subject to adjustment, and will expire five and one-half (5.5) years from the closing date of the Private Placement. At any time following the initial exercise date of the Pre-Funded Warrants, the Pre-Funded Warrants can be exercised on a cashless basis. At any time following the initial exercise date of the Common Stock Warrants, the Common Stock Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Company has agreed to file this Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC covering the resale of the Pre-Funded Warrant Shares and the Warrant Shares within 30 calendar days following the closing of the Private Placement on June 29, 2026 (the “Closing”) and to use commercially reasonable efforts to cause this Registration Statement to be declared effective by the SEC within 30 calendar days following the filing of the Registration Statement with the SEC.

The Purchase Agreement also prohibits the Company from, for 90 days following the date this Registration Statement has been declared effective, effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of any shares of Common Stock or any Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement).

The Company currently intends to use and has used certain of the net proceeds from the Private Placement (i) to repay amounts owed under the Company’s Convertible Promissory Note held by FirstFire Global Opportunities Fund, LLC and (ii) for general corporate and working capital purposes.

D. Boral Capital LLC (the “Placement Agent”) acted as the placement agent for the Private Placement. Pursuant to a placement agent agreement (the “Placement Agent Agreement”) between the Placement Agent and the Company, dated June 25, 2026, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company in the Private Placement, and to reimburse the Placement Agent for certain reasonable, documented, and accountable expenses, including legal fees, in an amount not to exceed $50,000.

For more information, please see the section entitled “The Private Placement.”

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of specified reduced reporting requirements and other burdens that are otherwise applicable generally to other public companies. These provisions include, but are not limited to:

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or stockholder approval of any golden parachute arrangements.

We may take advantage of some or all of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold shares.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use this extended transition period. As a result of this election, our timeline to comply with new or revised accounting standards will in many cases be delayed as compared to other public companies that are not eligible to take advantage of this election or have not made this election. Therefore, our financial statements may not be comparable to those of companies that comply with the public company effective dates for these accounting standards.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Information

We were incorporated in the State of Delaware on October 20, 2021 as Hanryu Holdings, Inc. On December 5, 2024, we formally changed our corporate name to Global Interactive Technologies, Inc. pursuant to an amendment to our Certificate of Incorporation filed with the Secretary of State of Delaware. In connection with our name change, we changed our Nasdaq ticker symbol to “GITS.”

Our executive offices are located at 160, Yeouiseo-ro, Yeongdeungpo-gu, Seoul, Republic of Korea 07231, and our telephone number is +82-2-564-8588. Our website address is www.gitechnologies.com. Information on or accessed through our website is not incorporated into and not part of this prospectus.

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OFFERING SUMMARY

Resale of Common Stock

Shares of Common Stock Offered by the Selling Stockholder	Up to 2,185,792 shares of Common Stock consisting of: (i) 1,092,896 shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants; and (ii) 1,092,896 shares of our Common Stock issuable upon the exercise of the Common Stock Warrants.

Terms of the Offering	The Selling Stockholder will determine when and how it will dispose of the shares of Common Stock registered under this prospectus for resale.

Common Stock Outstanding	5,860,000 shares of Common Stock, assuming the exercise of the Pre-Funded Warrants and Warrants.

Registration Rights Agreement	Under the terms of the Registration Rights Agreement, we agreed to file this registration statement with respect to the registration of the resale by the Selling Stockholder of the Pre-Funded Warrant Shares and the Warrant Shares by 30 calendar day following the closing of the Private Placement on June 29, 2026 and to use to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 30 calendar days following the filing of the registration statement with the SEC.

Use of Proceeds	All of the securities offered under this prospectus are being registered for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of these securities. We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of the securities. The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

Risk Factors	Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus.

Nasdaq Symbol	Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “GITS.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. This includes, without limitation, statements regarding the financial position and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and in any document incorporated by reference in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	our ability to continue as a going concern given that we have incurred recurring losses from operations, have a working capital deficiency, and our auditors have stated that substantial doubt exists about our ability to continue as a going concern;

●	our ability to obtain significant additional capital, which we may be unable to obtain and will require to continue as a going concern;

●	overall strength and stability of general economic conditions and of the social media platform and content creation industry in the United States and globally;

●	changes in consumer demand for, and acceptance of, our services, including our platform, as well as social media platforms in general;

●	our expectations regarding our future operating and financial performance;

●	our ability to effectively execute our business plan and continue to expand internationally;

●	our ability to recruit, retain, and motivate skilled personnel, including key members of senior management;

●	changes in the price of equipment, network infrastructure, hosting and maintenance;

●	uncertainties around the successful improvement and modification of our existing applications and development of new products and services, which may require significant expenditures and time;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt on terms favorable to us;

●	our ability to effectively market our services;

●	costs and risks associated with litigation brought against us;

●	our ability to obtain and protect our existing intellectual property protections, including trademarks and copyrights;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	our ability to maintain the listing of our shares on the Nasdaq Capital Market or our ability to list our shares on any other exchange and maintain such listing; and

●	other factors disclosed under the section entitled “Risk Factors” in this prospectus.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus, including in the sections entitled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

The forward-looking statements are also subject to the risks and uncertainties specific to our Company, including but not limited to the fact that we have limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Private Placement and this Offering

Our management will have broad discretion over the use of the net proceeds from the Private Placement and may apply it to uses that do not improve our operating results or the value of our securities.

Our management will have broad discretion over the use of proceeds from the Private Placement. We intend to use and have used certain of the net proceeds from the Private Placement (i) to repay amounts owed under the Company’s Convertible Promissory Note held by FirstFire Global Opportunities Fund, LLC and (ii) for general corporate and working capital purposes. Our management will have considerable discretion in the application of the net proceeds, and stockholders will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our Common Stock to decline.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants or Common Stock Warrants.

Each Pre-Funded Warrant and Common Stock Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise under certain circumstances, but instead would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrants or Common Stock Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants or Common Stock Warrants.

The Pre-Funded Warrants and Common Stock Warrants are speculative in nature.

The Pre-Funded Warrants and Common Stock Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive cash dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing on the six (6) month anniversary of the issuance date of the Common Stock Warrants, holders of the Common Stock Warrants may exercise their right to acquire shares of our Common Stock and pay an exercise price of $1.83 per share, subject to certain adjustments, prior to five and one-half (5.5) years from the closing date of the Private Placement, after which date any unexercised Common Stock Warrants will expire and have no further value. The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.001 per share and do not expire until exercised in full. The market value of the Pre-Funded Warrants and Common Stock Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants and Common Stock Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants and Common Stock Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants and consequently, whether it will ever be profitable for holders of the Warrants to exercise the warrants.

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Holders of the Common Stock Warrants and Pre-Funded Warrants will have no rights as common stockholders with respect to the shares our Common Stock underlying the Warrants until such holders exercise their Warrants and acquire our Common Stock, except as otherwise provided in the Common Stock Warrants and Pre-Funded Warrants.

Until holders of the Common Stock Warrants and Pre-Funded Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying such warrants, except to the extent that holders of such Common Stock Warrants and Pre-Funded Warrants will have certain rights to participate in distributions or dividends paid on our Common Stock as set forth in such Warrants. Upon exercise of the Common Stock Warrants and Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The securities being offered in this prospectus represent a substantial percentage of our outstanding Common Stock, and the sales of such securities, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.

As of July 29, 2026, there were 3,674,208 shares of Common Stock outstanding, of which 2,970,627 shares of Common Stock were held by non-affiliates of the Company (our “public float”). The shares of Common Stock being offered for resale in this prospectus represent a substantial percentage of our public float. Assuming the exercise of all Pre-Funded Warrants and Common Stock Warrants, the shares of Common Stock registered for resale would represent approximately 73.6% of our public float as of July 29, 2026.

The sale of all the securities registered for resale hereunder held by the Selling Stockholder, or the perception that these sales could occur, could depress the market price of our Common Stock. Even if our trading price were to trade significantly lower, the Selling Stockholder may still have an incentive to sell Common Stock because they may still experience a positive rate of return on the securities they purchased at lower prices.

Investors who buy shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Investors also may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales in future transactions at lower prices.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our shares of Common Stock less attractive to investors.

We are an emerging growth company, as defined under the Securities Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of: (1) December 31, 2028 (the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, as defined in the Exchange Act or (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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In addition, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this proxy statement and our periodic reports and proxy statements.

We cannot predict if investors will find our shares of Common Stock less attractive because we rely on these exemptions. If some investors find our shares of Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and our market price may drop and be more volatile.

Risks Related to Our Business

We have incurred significant losses since our inception, and we intend to continue to invest in our business. As a result, we may continue to experience losses in the future.

We incurred a net loss of approximately $4.6 million and $6.2 million for the years ended December 31, 2025 and December 31, 2024, respectively. We had an accumulated deficit of approximately $42.5 million and $37.9 million as of December 31, 2025 and December 31, 2024, respectively. The audited report of our independent registered public accounting firm to the financial statements for the years ended December 31, 2025, and 2024, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “FY 2025 Form 10-K”), contains an explanatory paragraph stating that our recurring losses from operations and negative working capital raise substantial doubt about our ability to continue as a going concern.

We expect to continue to invest heavily in our product development and operations, to focus on our Faning platform to increase our user base to support future growth, and to meet our expanded reporting and compliance obligations as a public company. We cannot assure you that we will be able to generate revenue sufficient to offset our expected cost increases and planned investments in our business and platform. As a result, we may incur significant losses for the foreseeable future, and may not be able to achieve or sustain profitability. If we fail to achieve or sustain profitability, then we may not be able to achieve our business plan, fund our business or continue as a going concern. The financial statements included in our public filings do not contain any adjustments which might be necessary if we were unable to continue as a going concern.

Our auditor has included an explanatory paragraph in their opinion expressing substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, our securities will have little or no value.

OneStop Assurance PAC, our independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the years ended December 31, 2025 and December 31, 2024, indicating that our recurring losses from operations and a working capital deficiency raises substantial doubt about our ability to continue as a going concern. If we are unable to obtain profitability or improve our liquidity position, we may not be able to continue as a going concern.

We anticipate that we will continue to generate operating losses and use cash in operations through the foreseeable future. We will need significant additional capital, or we may be required to curtail or cease operations.

To continue as a going concern, we will require significant additional capital, which we may be unable to obtain.

The revenues generated from our operations are not presently sufficient to sustain our operations. Therefore, we will need to raise additional capital in the future to continue our operations. We currently believe that existing cash on hand is sufficient to support operations for approximately four months based on the current operating cash burn rate and estimate that we will require approximately $250,000 per month to support ongoing operations and execute our business plan. Accordingly, we estimate that approximately $3.0 million of additional capital will be required over the next 12 months.

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We anticipate that our principal sources of liquidity will not be sufficient to fund our activities to obtain long-term, sustainable profitability. To have sufficient cash to fund our operations to obtain long-term, sustainable profitability, we will need to raise additional equity or debt capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We will be required to pursue sources of additional capital through various means, including debt or equity financing. Future financing through equity investments will be dilutive to existing stockholders. The terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, all of which will have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability and cost of future financing. If the amount of capital we can raise from financing activities, together with any revenues and profits from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to curtail or cease operations.

We are a development stage company, and we may not be able to generate or sustain our growth or implement our business strategies.

We have a limited operating history. As our application offerings continue to develop, we may adjust our strategy and business model to adapt. These adjustments may not achieve expected results and may have a material and adverse impact on our financial condition and results of operations.

In addition, any growth or expansion of our business may significantly strain on our management and resources. We believe that any growth of our business will depend on many factors, including our ability to develop new sources of revenues, diversify monetization methods including advertising revenue, attract and retain users, increase engagement on our Faning platform, continue developing innovative technologies and application uses in response to shifting demand in the market, increase brand awareness, and expand into new markets. We cannot assure you that we will achieve any of the above, and our failure to do so may materially and adversely affect our business and results of operations.

We are subject to risks associated with operating in a rapidly developing industry and a relatively new market.

Many elements of our business are unique, evolving and relatively unproven. Our business and prospects depend on the continuing development of the social media market, which is relatively new, rapidly developing and subject to significant challenges. Our business relies upon our ability to cultivate and grow an active online community, and our ability to successfully monetize such community through methods that include, without limitation, advertising revenue. In addition, our continued growth depends, in part, on our ability to respond to constant changes in the industry, including rapid technological evolution and continued shifts in user trends. Developing and integrating new content, products, services or infrastructure could be expensive and time-consuming, and these efforts may not yield the benefits we expect to achieve at all. We cannot assure you that we will succeed in any of these aspects or that the industry will continue to grow as rapidly as it has in the past.

Our success depends on our ability to develop products and services to address the rapidly evolving market for the content creation and social media platform industry, and, if we are not able to implement successful enhancements and new features for our products and services, our business could be materially and adversely affected.

We expect that new services and technologies applicable to the content creation and social media platform industry in which we operate will continue to emerge and evolve. Rapid and significant technological changes continue to confront the industries in which we operate, including developments in the social media platform and content creation industry. Incorporating new technologies into our products and services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on these development efforts in a timely manner or at all. There can be no assurance that any new products or services we develop and offer to our customers will achieve commercial acceptance. Our ability to develop new products and services may be inhibited by industry-wide standards, laws and regulations, resistance to change from buyers or sellers, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and to adapt to technological changes and evolving industry standards. If we are unable to provide enhancements and new features for our products and services or to develop new products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business would be materially and adversely affected.

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The success of enhancements, new features, and products and services depends on several factors, including the timely completion, introduction, and market acceptance of the enhancements or new features or services. We often rely not only on our own initiatives and innovations, but also on third parties, including some of our competitors, for the development of and access to new technologies.

In addition, because our products and services are designed to operate with a variety of systems, infrastructures, and devices, we need to continuously modify and enhance our products and services to keep pace with changes in mobile, software, communication, and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely and cost-effective manner. Any failure of our products and services to continue to operate effectively with third-party infrastructures and technologies could reduce the demand for our products and services, result in dissatisfaction of our sellers or their customers, and materially and adversely affect our business.

As a creator and a distributor of digital media content, we face liability and expenses for legal claims based on the nature and content of the materials that we create or distribute, including materials provided by third parties. If we are required to pay damages or expenses in connection with these legal claims, our business and results of operations may be harmed.

We display original content and third-party content on our websites and in our marketing messages. As a result, we have faced and will continue to face potential liability based on a variety of theories, including deceptive advertising and copyright or trademark infringement. We generally rely on the “fair use” exception for our use of third-party brand names and marks, but these third parties may disagree, and the laws governing the fair use of these third-party materials are imprecise and adjudicated on a case-by-case basis. We also create content we believe to be original for our websites. While we do not believe that this content infringes on any third-party copyrights or other intellectual property rights, owners of competitive websites that present similar content have taken and may take the position that our content infringes on their intellectual property rights. We are also exposed to risk that content provided by third parties is inaccurate or misleading, and for material posted to our websites by users and other third parties. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merit of these claims. The general liability insurance we maintain may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our business, financial condition and results of operations.

Our dependence on third-party relationships with content producers and distribution channels to develop and distribute entertainment content is critical to the success of the Faning platform.

We rely on third party relationships with content producers and distribution channels to develop and distribute entertainment content. Our financial performance may be adversely affected by our relationships with content producers and distribution channels. Some of our content producers may have their own or other distribution capabilities in the markets in which we operate. These third-party content producers and distribution channels may decide, or be required by their respective parent companies, to use their intracompany distribution or content production capabilities rather than posting such content with us. Our business may be harmed if the content producers and distribution channels with which we work stop or reduce the amount of content they produce for us, or otherwise demand less favorable terms to us.

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Our decision not to provide products and services and to restrict user access in China (including Hong Kong and Macau) will limit our total addressable market and may limit our ability to grow our business.

China and Hong Kong could represent a large market opportunity for our business. However, and although we believe that such a decision may benefit the Company in the long run, by choosing not to provide products and services, and restricting user access in China (including Hong Kong and Macau), we are sacrificing potential business opportunities that may negatively impact the Company. As a result, the Company’s total addressable market and potential growth may be limited and, as a result, the market price of our common stock may significantly decrease or become worthless.

If our content streaming initiatives are unsuccessful, our business, financial condition or results of operations could be adversely affected.

Content streaming is intensely competitive and cash intensive and there can be no assurance that our content creation initiatives will be profitable or otherwise successful. Our ability to attract, engage and retain users within the Faning platform, as well as the corresponding advertising revenues they generate, will depend on our ability to consistently provide appealing and differentiated content globally, effectively market our content and services and provide a quality experience for selecting and viewing that content. Our success will require significant investments to produce original content and acquire the rights to third-party content, as well as the establishment and maintenance of key content and distribution partnerships.

We must continually add new users and meaningfully engage with existing users to manage turnover, or “churn,” to grow our business. If we are unable to successfully compete with competitors in attracting, engaging with and retaining users as well as creative talent, our business, financial condition or results of operations could be adversely affected. The relative service levels, content offerings, promotions and pricing and related features of our competitors’ services may adversely impact our ability to attract, engage and retain users. If consumers do not consider our platform to be of value compared to our competitors’ platforms, including because we fail to introduce attractive new content and features, do not maintain competitive pricing, terminate or modify promotional or trial period offerings, experience technical issues, or change the mix of content in a manner that is unfavorably received, we may not be able to attract, engage and retain users. If we are not able to attract new users, or our existing users decide to not continue using our services for any reason, including a perception that they do not use our platform sufficiently, the need to cut household expenses, unsatisfactory content, promotions or offers expire or are modified, competitive platforms provide a better value or experience or customer service or technical issues are not satisfactorily resolved, our business, financial condition or results of operations could be adversely affected.

We are dependent on the continued services and on the performance of key third party content contributors, the loss of which could adversely affect our business.

We rely on content contributed by third party providers, which has in turn attracted users that drive advertising revenue. The loss of the services of any of such key contributors could have a material adverse effect on our business, operating results, and financial condition. We also depend on our ability to identify, attract, and retain other highly skilled third-party content contributors. Competition for such contributors is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain them. The loss or limitation of the services of any of our key third party contributors, or the inability to attract and retain additional qualified key contributors, could have a material adverse effect on our business, financial condition or results of operations.

Substantial and increasingly intense competition in the social media platform and content creation industry may harm our business.

We compete in markets characterized by vigorous competition, changing technology, evolving industry standards, and frequent introductions of new products and services. We expect competition to intensify in the future as existing and new competitors introduce new services or enhance existing services. We compete against many companies to attract customers, and some of these companies have greater financial resources and substantially larger bases of customers than we do, which may provide them with significant competitive advantages. These companies may devote greater resources to the development, promotion, and sale of products and services, and they may introduce their own innovative products and services that adversely impact our growth. Mergers and acquisitions by these companies may lead to even larger competitors with more resources. We also expect new entrants to offer competitive products and services. If we are unable to differentiate ourselves from and successfully compete with our competitors, our business will be materially and adversely affected.

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We may also face pressures from competitors for user engagement and, in the future, advertising revenues. Some potential competitors are able to offer greater returns on content sales to content creators for similar services by cross-subsidizing their payments services through other services they offer. Such competition may result in the need for us to alter the amount we charge creators in content-sales transactions, and could reduce revenue. In addition, as we grow, influential creators may demand more customized and favorable pricing from us, and competitive pressures may require us to agree to such pricing, further reducing our gross profit.

Systems failures, interruptions, delays in service, catastrophic events, and resulting interruptions in the availability of our products or services could harm our business and our brand, and subject us to substantial liability.

Our systems and those of our third-party data center facilities may experience service interruptions, denial-of-service and other cyber-attacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks and other geopolitical unrest, computer viruses, or other events. Our systems are also subject to break-ins, sabotage, and acts of vandalism. Some of our systems are not fully redundant, and our disaster-recovery planning is not sufficient for all eventualities. In addition, as a provider of payments solutions, we are subject to increased scrutiny by regulators that may require specific business continuity and disaster recovery plans and more rigorous testing of such plans. This increased scrutiny may be costly and time-consuming and may divert our resources from other business priorities.

We may, and are likely to, experience denial-of-service attacks, system failures, and other events or conditions that interrupt the availability or reduce the speed or functionality of our products and services. These events, should they occur, would likely result in loss of revenue. In addition, they could result in significant expense to repair or replace damaged equipment and remedy resultant data loss or corruption. A prolonged interruption in the availability or reduction in the speed or other functionality of our products or services could materially harm our reputation and business. Frequent or persistent interruptions in our products and services could cause users to believe that our products and services are unreliable, leading them to switch to our competitors or to avoid our products and services, and could permanently harm our reputation and business. Moreover, to the extent that any system failure or similar event results in damages to customers or their businesses, these customers could seek compensation from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address.

Our success depends largely on the continued service and availability of key personnel.

Much of the Company’s future success depends on the continued availability and service of key personnel, including its Chief Executive Officer. Since the technology industry is characterized by high demand and intense competition for talents, we cannot assure you that we will be able to attract or retain qualified staff or other highly skilled employees. In addition, as the Company is relatively young, our ability to train and integrate new employees into our operations may not meet the growing demands of our business which may materially and adversely affect our ability to grow our business and hence our results of operations.

From time to time, we may become involved in legal proceedings, claims, litigation and government investigations or inquiries.

From time to time, we may become subject to legal proceedings, claims, litigation and government investigations or inquiries, which could be expensive, lengthy, disruptive to normal business operations and occupy a significant amount of our employees’ time and attention. In addition, the outcome of any legal proceedings, claims, litigation, investigations, or inquiries may be difficult to predict and could have a material adverse effect on our business, operating results, or financial condition.

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We may be the subject of an administrative fine by the Korean Securities and Futures Commission and any adverse outcome in the related proceedings could negatively impact our business, financial condition and results of operations.

As previously disclosed, the Securities and Futures Commission (“SFC”) under the Financial Services Commission of the Republic of Korea imposed an administrative fine of KRW 142.1 million (or approximately $104,750) against us for violations of Korean securities regulations in connection with an alleged failure to submit a securities registration statement. Under Korean law, a public offering is deemed to occur when securities are solicited from 50 or more investors. We have formally objected to and appealed that sanction and currently plan to file an administrative lawsuit with the Seoul Central District Court in early 2026 to challenge the fine. The Company received the written decision of the administrative appeal from the Central Administrative Appeals Commission by mail on November 6, 2025. The Company is currently seeking the cancellation of the administrative surcharge imposed by the Securities and Futures Commission of Korea through administrative court proceedings, and the matter remains pending. Responding to regulatory inquiries may involve additional costs, could divert management’s attention, and may result in negative publicity, any of which could adversely affect our business, financial condition, or results of operations.

The preparation of our financial statements involves the use of good faith estimates, judgments and assumptions, and our financial statements may be materially affected if such good faith estimates, judgments or good faith assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of good faith estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets, share-based compensation and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes would require a restatement of our financial statements and could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Y 2025 Form 10-K for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.

We currently have ineffective internal control over financial reporting.

We currently have ineffective internal control over financial reporting. We have historically outsourced our accounting to small firms and also replaced our accounting firm with another small firm, the transition of which has caused a lack of continuity and loss of efficiency in the preparation of our financial statements. While we intend to remediate this weakness by hiring more permanent, qualified and experienced accounting personnel at the Company and/or to hire a larger accounting firm with more resources and expertise, we may not be able to remediate this weakness.

Risks Related to Government Regulation

Our business is subject to regulation, and changes in applicable regulations may negatively impact our business.

We are subject to a number of foreign and domestic laws and regulations relating to user privacy, data collection, retention, electronic commerce, virtual items and currency, consumer protection, content, advertising, localization, and information security which have been adopted or are being considered for adoption by many jurisdictions and countries throughout the world. These laws could harm our business by limiting the products and services we can offer consumers or the manner in which we offer them. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws or the application of these laws in an unanticipated manner may harm our business and result in penalties or significant legal liability.

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Actions by governments that restrict access to Faning in their countries, or that otherwise impair our ability to sell advertising in their countries, could substantially harm our business and financial results.

Governments from time to time seek to censor content available on social media platforms, or restrict access to social media platforms from their country entirely, or impose other restrictions that may affect the accessibility of our products in their country for an extended period of time or indefinitely. For example, user access to certain other company social media platforms has been or is currently restricted in whole or in part in China, Iran, and North Korea. In addition, government authorities in other countries may seek to restrict user access to our products if they consider us to be in violation of their laws or a threat to public safety or for other reasons. If access to our products or services is restricted in one or more countries, our ability to attract users, increase user engagement, or generate advertising revenue in those markets may be adversely affected. It is also possible that government authorities could take action that impairs our ability to sell advertising, including in countries where access to our consumer-facing products may be blocked or restricted. In the event that content shown on Faning is subject to censorship, access to our products is restricted, in whole or in part, in one or more countries, we are required to or elect to make changes to our operations, or other restrictions are imposed on our products, or our competitors are able to successfully penetrate new geographic markets or capture a greater share of existing geographic markets that we cannot access or where we face other restrictions, our ability to retain or increase our user base, user engagement, or the level of advertising by marketers may be adversely affected, we may not be able to maintain or grow our revenue as anticipated, and our financial results could be adversely affected.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data use and data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

We are subject to a variety of laws and regulations that involve matters central to our business, including privacy, data use, data protection and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, data localization and storage, data disclosure, artificial intelligence, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, product liability, e-commerce, taxation, economic or other trade prohibitions or sanctions, anti-corruption and political law compliance, securities law compliance, and online payment services. The introduction of new products, expansion of our activities in certain jurisdictions, or other actions that we may take may subject us to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

Since our operations are based in Korea, where most of our users are domiciled, we are subject to, among others, the Personal Information Protection Act and related legislation, regulations and orders (the “PIPA”), the Act on the Promotion of Information and Communications Network Utilization and Protection of Information Act (Korea), and the Credit Information Act in Korea that specifically regulates certain sensitive personal information. PIPA requires consent by the consumer with respect to the use of his or her data and requires the persons responsible for management of personal data to take the necessary technological and managerial measures to prevent data breaches and, among other duties, to notify the Personal Information Protection Commission of any data breach incidents within 24 hours. Failure to comply with PIPA in any manner may subject these persons responsible to personal liability for not obtaining such consent in an appropriate manner or for such breaches, including even negligent breaches, and violators face varying penalties ranging from monetary penalties to imprisonment. We strive to take the necessary technological and managerial measures to comply with PIPA, including the implementation of privacy policies concerning the collection, use, and disclosure of subscriber data on our apps and websites, and we regularly review and update our policies and practices. Despite these efforts to comply with PIPA, these rules are complex and evolving, subject to interpretation by government regulators which may change over time and therefore we are subject to the risk of claims by regulators of failure to comply with PIPA. Any failure, or perceived failure, by us to comply with such policies, laws, regulations, and other legal obligations and regulatory guidance could adversely affect our reputation, brand, and business, and may result in claims, proceedings, or actions, including criminal proceedings, against us and certain of our executive officers by governmental entities or others or other liabilities. Any such claim, proceeding, or action, could hurt our reputation, brand, and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and merchants, and could have an adverse effect on our business, financial condition, and results of operations.

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These U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. For example, regulatory or legislative actions affecting the manner in which we display content to our users or obtain consent to various practices could adversely affect user growth and engagement. Such actions could affect the manner in which we provide our services or adversely affect our financial results.

We are also subject to evolving laws and regulations that dictate whether, how, and under what circumstances we can transfer, process and/or receive certain data that is critical to our operations, including data shared between countries or regions in which we operate and data shared among our products and services. If we are unable to transfer data between and among countries and regions in which we operate, or if we are restricted from sharing data among our products and services, it could affect our ability to provide our services, the manner in which we provide our services or our ability to target ads, which could adversely affect our financial results.

Proposed or new legislation and regulations could also significantly affect our business. Laws and regulations are evolving and subject to interpretation, and resulting limitations on our advertising services, or reductions of advertising by marketers, have to some extent adversely affected, and will continue to adversely affect, our advertising business. Changes to our products or business practices as a result of these developments may adversely affect our advertising business. Similarly, there are a number of legislative proposals in the European Union, the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations or limitations in areas affecting our business. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.

For example, the European Union traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the United States. In May 2018, the European Union’s new regulation governing data practices and privacy called the General Data Protection Regulation, or GDPR, became effective and substantially replaced the data protection laws of the individual European Union member states. The law requires companies to meet more stringent requirements regarding the handling of personal data of individuals in the EU than were required under predecessor EU requirements. In the United Kingdom, a Data Protection Bill that substantially implements the GDPR also became law in May 2018. The law also increases the penalties for non-compliance, which may result in monetary penalties of up to €20.0 million or 4% of a company’s worldwide turnover, whichever is higher. The GDPR and other similar regulations require companies to give specific types of notice and in some cases seek consent from consumers and other data subjects before collecting or using their data for certain purposes, including some marketing activities. Outside of the European Union, many countries have laws, regulations, or other requirements relating to privacy, data protection, information security, and consumer protection, and new countries are adopting such legislation or other obligations with increasing frequency. Many of these laws may require consent from consumers for the use of data for various purposes, including marketing, which may reduce our ability to market our products. There is no harmonized approach to these laws and regulations globally. Consequently, we increase our risk of non-compliance with applicable foreign data protection laws by operating internationally. We may need to change and limit the way we use personal information in operating our business and may have difficulty maintaining a single operating model that is compliant. In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection, information security and consumer protection. For example, California recently adopted the California Consumer Privacy Act of 2018 (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for businesses. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. The CCPA became effective in January 2020. While the Company has not experienced any material adverse impact from the CCPA to date, compliance with evolving privacy laws and regulations may require ongoing adjustments to our data processing practices and may result in additional compliance costs in the future.

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These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions, have in the past led to, and may in the future lead to, unfavorable outcomes including increased compliance costs, delays or impediments in the development of new products, negative publicity and reputational harm, increased operating costs, diversion of management time and attention, and remedies that harm our business, including fines or demands or orders that we modify or cease existing business practices.

Payment transactions may subject us to additional regulatory requirements and other risks that could be costly and difficult to comply with or that could harm our business.

Our users can purchase virtual and digital goods from creators and developers within our platform and infrastructure on Faning. In addition, certain of our users can use our Faning infrastructure, including within Clubs and communities, for other activities, such as sending money to other users or purchasing goods and/or services from other users. We are subject to a variety of laws and regulations in the United States, Europe, and elsewhere, including those governing anti-money laundering and counter-terrorist financing, money transmission, gift cards and other prepaid access instruments, electronic funds transfer, charitable fundraising, and import and export restrictions. Depending on how our payments product evolves, we may also be subject to other laws and regulations including those governing gambling, banking, and lending. In some jurisdictions, the application or interpretation of these laws and regulations is not clear. Our efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In the event that we are found to be in violation of any such legal or regulatory requirements, we may be subject to monetary fines or other penalties such as a cease and desist order, or we may be required to make product changes, any of which could have an adverse effect on our business and financial results.

In addition, we are subject to a variety of additional risks as a result of payments transactions, including: increased costs and diversion of management time and effort and other resources to deal with bad transactions or customer disputes; potential fraudulent or otherwise illegal activity by users, developers, employees, or third parties; restrictions on the investment of consumer funds used to transact payments; and additional disclosure and reporting requirements. We have also launched/have announced plans to develop digital payments products and services, which may subject us to many of the foregoing risks and additional licensing requirements.

Changes in tax laws or regulations that are applied adversely to us or our customers may have a material adverse effect on our business, cash flow, financial condition or results of operations.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could affect the tax treatment of our earnings and adversely affect our operations, and our business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. There may be material adverse effects resulting from the legislation that we have not yet identified. No estimated tax provision has been recorded in the financial statements included herein for tax attributes that are incomplete or subject to change.

The foregoing items could have a material adverse effect on our business, cash flow, financial condition or results of operations. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. The impact of this tax legislation on holders of our common stock is also uncertain and could be adverse. We urge our stockholders and investors to consult with their legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding our common stock.

Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties and an adverse effect on our business.

We may operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti- corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

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Risks Related to Doing Business in Korea

Fluctuations in exchange rates could result in foreign currency exchange losses to us.

The value of the Korean Won and other currencies against the U.S. dollar has fluctuated, and may continue to fluctuate and is affected by, among other things, changes in political and economic conditions. It is difficult to predict how market forces or Korean or U.S. government policy may impact the exchange rate between the Korean Won and the U.S. dollar in the future.

A substantial percentage of our revenue and costs are denominated in Korean Won, and a significant portion of our financial assets are also denominated in Korean Won, while we anticipate that a substantial portion of any debt incurred will be denominated in U.S. dollars. We may receive dividends, loans and other distributions on equity paid by our operating subsidiary in Korea. Any significant fluctuations in the value of the Korean Won may materially and adversely affect our liquidity and cash flows. For example, the depreciation of the Korean Won and other foreign currencies against the U.S. dollar typically results in a material increase in the cost of hosting services and equipment purchased from outside of Korea and the cost of servicing debt denominated in currencies other than the Korean Won. As a result, any significant depreciation of the Korean Won or other major foreign currencies against the U.S. dollar may have a material adverse effect on our results of operations. If we decide to convert our Korean Won into U.S. dollars for the purpose of repaying principal or interest expense on any future U.S. dollar-denominated debt, making payments for dividends on our common stock, or other business purposes, depreciation of the Korean Won or other foreign currencies against the U.S. dollar would have a negative effect on the U.S. dollar amount we would receive. Conversely, to the extent that we need to convert U.S. dollars into Korean Won for our operations, appreciation of the Korean Won against the U.S. dollar would have an adverse effect on the Korean Won amount we would receive.

Tensions with North Korea could have an adverse effect on our business, financial condition, results of operations, and the price per share of our common stock.

Relations between Korea and North Korea have fluctuated over the years. Tension between Korea and North Korea may increase or change abruptly as a result of current and future events. In particular, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapon and ballistic missile programs as well as its hostile military actions against Korea.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Geopolitical tensions involving North Korea and the surrounding region remain elevated and unpredictable. Changes in political, economic, or military conditions in the Korean peninsula could adversely affect regional stability, financial markets, and business operations in South Korea and surrounding markets.

Further tensions in North Korean relations could develop due to a leadership crisis, breakdown in high-level inter-Korea contacts or military hostilities. Alternatively, tensions may be resolved through reconciliatory efforts, which may include peace talks, alleviation of sanctions or reunification. We cannot assure you that future negotiations will result in a final agreement on North Korea’s nuclear program, including critical details such as implementation and timing, or that the level of tensions between Korea and North Korea will not escalate. Any increase in the level of tension between Korea and North Korea, an outbreak in military hostilities or other actions or occurrences, could adversely affect our business, prospects, financial condition, and results of operations and could lead to a decline in the price per share of our common stock.

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There are special risks involved with investing in Korean companies, including the possibility of restrictions being imposed by the Korean government in emergency circumstances, accounting and corporate disclosure standards that differ from those in other jurisdictions, and the risk of direct or vicarious criminal liability for executive officers of our Korean affiliates.

Our wholly owned subsidiary, FANING KOREA, LLC, is our Korean subsidiary and operates in a business and cultural environment that is different from that of other countries. For example, under the Foreign Exchange Transaction Act of Korea, if the Korean government determines that in certain emergency circumstances, including sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or substantial disturbance in the Korean financial and capital markets are likely to occur, it may impose any necessary restriction such as requiring Korean or foreign investors to obtain prior approval from the Minister of Economy and Finance of Korea prior to entering into a capital markets transaction, repatriating interest, dividends or sales proceeds arising from Korean securities or from the disposition of such securities or other transactions involving foreign exchange. Although investors will hold shares of our common stock, FANING KOREA, LLC may experience adverse risks and in turn could adversely impact our business, prospects, financial condition, and results of operations and could lead to a decline in the price per share of our common stock.

In addition, under Korean law, there are circumstances in which certain executive officers of a company may be investigated or held criminally liable either directly or vicariously for the actions of the company and its executives and employees. For example, complaints alleging infringement of intellectual property rights, breaches of certain Korean laws (e.g., labor standards laws and fair trade laws), and product-related claims may be investigated and prosecuted as criminal offenses with both the company and the company’s executive officers being named as defendants in such proceedings. These risks change over time.

As a result of these current and changing risks, FANING KOREA, LLC’s executive officers may be named in the future in criminal investigations or proceedings stemming from our operations. In Korea, company executive officers being named in such investigations or proceedings is a common occurrence, even though in practice many such cases result in no liability to the individual. If FANING KOREA, LLC’s executive officers were to be named in such criminal proceedings or held either directly or vicariously criminally liable for the actions of the company and its executives and employees, our business, financial condition, and results of operations may be harmed.

Our Korean subsidiary, FANING KOREA, LLC, may be designated as an affiliated group under Korean law, in which case the group of companies would be required to make certain disclosures and implement additional corporate governance requirements.

Our Korean subsidiary, FANING KOREA, LLC is likely to be designated as a business group subject to disclosure under the Korean Monopoly Regulation and Fair Trade Act. Such a designation would impose additional corporate governance and public disclosure requirements on this group of affiliated companies. These requirements would create additional costs of compliance and could subject this group of affiliated companies to greater regulatory scrutiny and risk of penalties for any failure to comply with the additional obligations imposed.

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FANING KOREA, LLC is subject to certain requirements and restrictions under Korean law that may, in certain circumstances, require it to act in a manner that may not be in our or our stockholders’ best interest.

Under applicable Korean law, directors of a Korean company, such as FANING KOREA, LLC , owe a fiduciary duty to the company itself rather than to its stockholders. This fiduciary duty obligates directors of a Korean company to perform their duties faithfully for the good of the company as a whole. As a result, if circumstances arise in which the good of FANING KOREA, LLC conflicts with the good of Global Interactive Technologies, Inc. or stockholders, FANING KOREA, LLC may not be permitted under applicable Korean law to act in a manner that is in the best interest of Global Interactive Technologies, Inc. as its parent, or our stockholders. For example, providing guarantees or collateral by FANING KOREA, LLC in favor of Global Interactive Technologies, Inc. as its parent, without a justifiable cause and on other than arm’s length terms may cause breach of a fiduciary duty of directors to FANING KOREA, LLC.

Approval by the board of directors of a Korean company is required for, among other things, all transactions between a director or major stockholder (including a 10% or more stockholder) and the company for the director’s or the major stockholder’s account. As a result, intercompany transactions between us and FANING KOREA, LLC (or any other Korean subsidiary we may own, from time to time), could arise in the future in which the directors of the Korean subsidiary are not able to act in ours or our stockholders’ best interest as a result of competing interests of the subsidiary. Since substantially all of our operations are conducted by FANING KOREA, LLC, any such occurrence with respect to FANING KOREA, LLC could adversely affect our business, financial condition, and results of operations.

FANING KOREA, LLC’s transactions with related parties are subject to close scrutiny by the Korean tax authorities, which may result in adverse tax consequences.

Under Korean tax law, there is an inherent risk that FANING KOREA, LLC’s transactions with its subsidiaries (if any), affiliates or any other person or company that is related to us may be challenged by the Korean tax authorities if such transactions are viewed as having been made on terms that were not on an arm’s-length basis. If the Korean tax authorities determine that any of its transactions with related parties were on other than arm’s-length terms, it may not be permitted to deduct as expenses, or may be required to include as taxable income, any amount which is found to be undue financial support between related parties in such transaction, which may have adverse tax consequences for us and, in turn, may adversely affect our business, financial condition, and results of operations.

If we are deemed to have a “place of effective management” in Korea, we will be treated as a Korean company for the purpose of Korean corporate income tax with regards to our worldwide income.

Under the Corporate Tax Act (“CTA”), as amended on August 17, 2021, a corporation having a “place of effective management” in Korea will be treated as a Korean company for the purposes of Korean corporate income tax. However, the CTA does not clearly define what constitutes “place of effective management” and, to date, there has not been any court precedent. If we are deemed to have a “place of effective management” in Korea, we will be required to file annual corporate income tax returns with the Korean tax authorities and be subject to Korean corporate income tax. Currently, the applicable rates are 9.9% (inclusive of local corporate taxes) for taxable income up to KRW 200 million, 20.9% (inclusive of local corporate taxes) for taxable income exceeding KRW 200 million and less than KRW 20 billion, 23.1% (inclusive of local corporate taxes) for taxable income exceeding KRW 20 billion and less than KRW 300 billion, and 26.4% (inclusive of local corporate taxes) for taxable income exceeding KRW 300 billion. Taxable income would include any worldwide income, such as dividends we receive from our Korean operating company and any interest income earned outside of Korea. If we are required to pay Korean corporate income tax, it may reduce our cash flow and negatively impact the returns to investors.

If we are deemed to have a “permanent establishment” in Korea, we will be subject to Korean corporate income tax with regards to any Korean source income attributable to or effectively connected with such permanent establishment.

If we are deemed to have a “permanent establishment” as defined under Korean tax law, we would be required to file annual corporate income tax returns with the Korean tax office and be subject to Korean corporate income tax. The applicable rates are 9.9% (inclusive of local corporate taxes) for taxable income up to KRW 200 million, 20.9% (inclusive of local corporate taxes) for taxable income exceeding KRW 200 million and less than KRW 20 billion, 23.1% (inclusive of local corporate taxes) for taxable income exceeding KRW 20 billion and less than KRW 300 billion, and 26.4% (inclusive of local corporate taxes) for taxable income exceeding KRW 300 billion. Taxable income includes any Korean source income attributable to or effectively connected with such permanent establishment, such as dividends we receive from our Korean operating company. If we are required to pay Korean corporate income tax, it may reduce our cash flow and negatively impact the returns to investors.

A focus on regulating copyright and patent infringement by the Korean government subjects us to extra scrutiny in our operations and could subject us to sanctions, fines, or other penalties, which could adversely affect our business and operations in Korea.

The Korean government has recently focused on addressing copyright and patent infringement in Korea, particularly with respect to luxury and brand name merchandise. Despite measures we have taken to address copyright and patent infringement, the Korean government may subject us to sanctions, fines, or other penalties, which could adversely affect our business and operations in Korea.

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Our business may be adversely affected by developments that negatively impact the Korean economy and uncertainties in economic conditions that impact spending patterns of our customers in Korea.

We have historically generated a substantial majority of our revenue from sales in Korea. Our future performance will depend in large part on Korea’s future economic growth. Adverse developments in Korea’s economy as a result of various factors, including economic, political, legal, regulatory, and social conditions in Korea may have an adverse effect on customer spending, which may not allow us to achieve our desired revenue growth. The economic indicators in Korea in recent years have shown mixed signs of growth and uncertainty. As a result, future growth of the Korean economy is subject to many factors beyond our control, including developments in the global economy.

The Korean economy is closely tied to, and is affected by developments in, the global economy. In recent years, adverse conditions and volatility in the worldwide financial markets and fluctuations in oil and commodity prices have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy. Due to liquidity and credit concerns and volatility in the global financial markets, the value of the Korean Won relative to the U.S. dollar and other foreign currencies and the stock prices of Korean companies have fluctuated significantly in recent years. Further declines in the Korea Composite Stock Price Index, and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies to raise capital. Any future deterioration of the Korean economy or the global economy could adversely affect our business, financial condition, and results of operations.

New legislative proposals may expose our business to additional risks from litigation, regulation, and government investigations.

We are subject to changing laws and regulations everywhere we do business, including in Korea.

Previously, punitive or exemplary damages have been available in Korea only in specific business fields. The proposed legislation would broaden the potential availability of such damages. Similarly, the proposal relating to class actions would make such litigation applicable to a broader scope of cases, would allow for a Korean style discovery process, jury trials in many cases, and would apply to claims whose cause arose before the bill’s enactment.

South Korea continues to strengthen regulations relating to online platform operators, digital commerce, consumer protection, and fair trade practices. Changes in applicable laws and regulations may increase compliance obligations and operational costs for online platform businesses, including social media and digital community platforms such as ours.

Also, on January 8, 2021, the main session of the Korean National Assembly passed a draft Bill on Punishment for Serious Accidents, etc. (the “Serious Accidents Act”), which came into effect January 27, 2022. The Serious Accidents Act imposes enhanced liability (including criminal liability) on businesses, managers, and individuals who are responsible for causing loss of life by failing to fulfill duties relating to workplace safety and health or risk prevention. The Serious Accidents Act provides the potential for criminal punishment, public disclosure of punishment, and monetary damages, including punitive damages up to five times the actual damages suffered. The Serious Accidents Act extends potential liability to a wider group of persons than under existing law, including those who oversee safety and health matters for the business concerned and also general managers of the business.

These are just some examples of how our business could be affected by changing regulations. If these proposals are enacted and implemented, our Korean subsidiary, FANING KOREA, LLC could face substantial costs and management could be required to spend significant time and attention on these matters, which would divert our focus from our core business. This could adversely affect our business, financial condition, and results of operations.

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As FANING KOREA, LLC is incorporated in Korea, it may be more difficult to enforce judgments obtained in courts outside Korea.

Our operations are primarily conducted outside of the United States. In addition, all of our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

Risks Related to Our Technology

Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or adopt new business strategies, technologies or methods, the quality and competitiveness of our service offerings may suffer.

Technology changes rapidly in the social media market which requires us to anticipate which technologies we must develop, implement and take advantage of in order to remain competitive. We have invested, and in the future may invest, in new business strategies including technologies and products. Such endeavors may involve significant risks and uncertainties, and no assurance can be given that the technology we choose to adopt and the features that we pursue will be successful. If we do not successfully implement these new technologies, our reputation may be materially adversely affected and our financial condition and operating results may be impacted. We also may miss opportunities to adopt technology, or develop new technologies, which could adversely affect our financial results. It may take significant time and resources to shift our focus to new technologies, putting us at a competitive disadvantage.

There may be losses or unauthorized access to or releases of confidential information, including personally identifiable information, that could subject the Company to significant reputational, financial, legal and operational consequences.

The Company’s business requires it to use and store confidential information including, among other things, personally identifiable information, with respect to the Company’s customers and employees. The Company devotes significant resources to network and data security, including through the use of encryption and other security measures intended to protect its systems and data. However, these measures cannot provide absolute security, and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect the Company’s reputation, financial condition and operating results.

The Company’s business also requires it to share confidential information with suppliers and other third parties. Although the Company takes steps to secure confidential information that is provided to third parties, such measures are not always effective and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect the Company’s reputation, financial condition and operating results.

For example, the Company may experience a security breach impacting the Company’s information technology systems, which, for the avoidance of doubt, includes the Company’s separate FP database, that compromises the confidentiality, integrity or availability of confidential information. Such an incident could, among other things, impair the Company’s ability to attract and retain customers for its products and services, impact the Company’s stock price, materially damage supplier relationships, and expose the Company to litigation or government investigations, which could result in penalties, fines or judgments against the Company.

The Company has implemented systems and processes intended to secure its information technology systems and prevent unauthorized access to or loss of sensitive data, including through the use of encryption and authentication technologies. As with all companies, these security measures may not be sufficient for all eventualities and may be vulnerable to hacking, employee error, malfeasance, system error, faulty password management or other irregularities.

In addition to the risks relating to general confidential information described above, the Company is also subject to specific obligations relating to payment card data. Under payment card rules and obligations, if cardholder information is potentially compromised, the Company could be liable for associated investigatory expenses and could also incur significant fees or fines if the Company fails to follow payment card industry data security standards. The Company could also experience a significant increase in payment card transaction costs or lose the ability to process payment cards if it fails to follow payment card industry data security standards, which would materially adversely affect the Company’s reputation, financial condition and operating results.

While the Company maintains insurance coverage that is intended to address certain aspects of data security risks, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise.

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We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in negative publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

Our business partially depends on services provided by, and relationships with, various third parties, including cloud hosting and broadband providers, among others. To this end, when our cloud hosting and broadband vendors experience outages, our services offered through Faning and related applications will be negatively impacted and alternative resources will not be immediately available. We exercise no control over the third-party vendors that we rely upon for cloud hosting, broadband and software service. If such third parties increase their prices, fail to provide their services effectively, terminate their service or agreements or discontinue their relationships with us, we could suffer service interruptions, reduced revenues or increased costs, any of which may have a material adverse effect on our business, financial condition and results of operations.

Growth of our client base depends upon effective interoperability with mobile operating systems, networks, mobile devices and standards that we do not control.

We are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. Any changes in such mobile operating systems or devices that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. In order to deliver high quality services, it is important that our services work well across a range of mobile operating systems, networks, mobile devices and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing services that operate effectively with these operating systems, networks, devices and standards. In the event that it is difficult for our users to access and use our services, particularly on their mobile devices, our user growth and user engagement could be harmed, and our business and operating results could be adversely affected.

Security breaches, improper access to or disclosure of our data or user data, other hacking and phishing attacks on our systems, or other cyber incidents could harm our reputation and adversely affect our business.

Our industry is prone to cyber-attacks by third parties seeking unauthorized access to our data or users’ data or to disrupt our ability to provide service. Our products and services involve the collection, storage, processing, and transmission of a large amount of data, including FP stored in the Company’s separate FP database. Any failure to prevent or mitigate security breaches and improper access to or disclosure of our data or user data, including personal information, content, or payment information from users, or information from marketers, could result in the loss, modification, disclosure, destruction, or other misuse of such data, including FP stored in the Company’s separate FP database, which could harm our business and reputation and diminish our competitive position. In addition, computer malware, viruses, social engineering (predominantly spear phishing attacks), scraping, and general hacking have become more prevalent in our industry, have occurred on our systems in the past, and will occur on our systems in the future. Our efforts to protect our company data or the information we receive, and to disable undesirable activities on our platform, may also be unsuccessful due to software bugs or other technical malfunctions; employee, contractor, or vendor error or malfeasance, including defects or vulnerabilities in our vendors’ information technology systems or offerings; government surveillance; breaches of physical security of our facilities or technical infrastructure; or other threats that evolve. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data. Cyber-attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. Although we have developed systems and processes that are designed to protect our data and user data, to prevent data loss, to disable undesirable accounts and activities on our platform, and to prevent or detect security breaches, we cannot assure you that such measures will provide absolute security, that we will be able to react in a timely manner, or that our remediation efforts will be successful.

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We may experience such cyber-attacks and other security incidents of varying degrees from time to time, and we may incur significant costs in protecting against or remediating such incidents. In addition, we are subject to a variety of laws and regulations in the United States and abroad relating to cybersecurity and data protection. As a result, affected users or government authorities could initiate legal or regulatory actions against us in connection with any actual or perceived security breaches or improper access to or disclosure of data, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Such incidents or our efforts to remediate such incidents may also result in a decline in our active users base or engagement levels. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

We anticipate that our ongoing efforts related to privacy, safety, security, and content review will identify instances of misuse of user data or other undesirable activity by third parties on our platform.

In addition to our efforts to mitigate cybersecurity risks, we are making significant investments in privacy, safety, security, and content review efforts to combat misuse of our services and user data by third parties, including investigations and audits of platform applications. As a result of these efforts, we anticipate that we may discover incidents of misuse of user data or other undesirable activity by third parties. We may not discover all such incidents or activity, whether as a result of our data or technical limitations, including our lack of visibility over our encrypted services, the scale of activity on our platform, the allocation of resources to other projects, or other factors, and we may be notified of such incidents or activity by the media or other third parties. Such incidents and activities may, in the future, include the use of user data or our systems in a manner inconsistent with our terms, contracts or policies, the existence of false or undesirable user accounts, improper advertising practices, activities that threaten people’s safety on- or offline, or instances of spamming, scraping, data harvesting, unsecured datasets, or spreading misinformation. We may also be unsuccessful in our efforts to enforce our policies or otherwise remediate any such incidents. Any of the foregoing developments may negatively affect user trust and engagement, harm our reputation and brands, require us to change our business practices in a manner adverse to our business, and adversely affect our business and financial results. Any such developments may also subject us to litigation and regulatory inquiries, which could subject us to monetary penalties and damages, divert management’s time and attention, and lead to enhanced regulatory oversight.

Our products and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in our systems, could adversely affect our business.

Our products and internal systems rely on software and hardware, including software and hardware developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, our products and internal systems depend on the ability of such software and hardware to store, retrieve, process, and manage immense amounts of data. The software and hardware on which we rely may contain, and will in the future may further contain, errors, bugs, or vulnerabilities, and our systems are subject to certain technical limitations that may compromise our ability to meet our objectives. Some errors, bugs, or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects, or technical limitations within the software and hardware on which we rely have in the past led to, and may in the future lead to, outcomes including a negative experience for users and marketers who use our products, compromised ability of our products to perform in a manner consistent with our terms, contracts, or policies, delayed product introductions or enhancements, targeting, measurement, or billing errors, compromised ability to protect the data of our users and/or our intellectual property or other data, or reductions in our ability to provide some or all of our services. For example, we make commitments to our users as to how their data will be used within and across our products, and our systems are subject to errors, bugs and technical limitations that may prevent us from fulfilling these commitments reliably. In addition, any errors, bugs, vulnerabilities, or defects in our systems or the software and hardware on which we rely, failures to properly address or mitigate the technical limitations in our systems, or associated degradations or interruptions of service or failures to fulfil our commitments to our users may in the future lead to outcomes including damage to our reputation, loss of users, loss of marketers, loss of revenue, regulatory inquiries, litigation, or liability for fines, damages, or other remedies, any of which could adversely affect our business and financial results.

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Risks Related to Digital Assets

Regulatory changes or actions may restrict the use of digital assets in a manner that adversely affects our business, prospects or operations.

FP may be considered a digital asset. Although FP is not offered on a public blockchain and its value is derived primarily from its utility exclusively within its closed network community, it may also be subject to increasingly restrictive, complex and evolving U.S. and foreign laws and regulations regarding digital assets, including commodities and securities, anti-money laundering and counter-terrorist financing, money transmission, consumer protection, taxation, intellectual property, property rights and other matters (for the purposes of this section, the “Digital Asset Laws”). Many of these laws and regulations are subject to change and uncertain interpretation, and could result in outright bans in certain jurisdictions, sanctions, monetary penalties, claims, increased compliance costs, or declines in adoption that could impede user growth or engagement, or otherwise harm our business.

For example, in the United States, the SEC has been particularly active in pursuing digital asset issuers for unregistered security offerings to U.S. residents. In Korea, the Financial Services Commission has banned initial coin offerings within Korea. We have not offered KDC in jurisdictions where it was prohibited or in a manner that is prohibited. The initial public offering of KDC was conducted on centralized digital asset exchanges that excluded subscribers from prohibited jurisdictions. Further, we conducted no public solicitation for the offering of KDC in the United States or South Korea. Nonetheless, because KDC is available on the public blockchain it may be possible for residents in such jurisdictions to acquire KDC in peer-to-peer transactions, as most jurisdictions, including the United States and South Korea, do not prohibit private parties from engaging in peer-to-peer digital asset transactions. With respect to resales or secondary digital asset transactions, jurisdictions generally regulate intermediaries for such transactions dependent on the extent and nature of an intermediary’s role in a transaction. Decentralized finance (“defi”) applications that are connected to the public blockchain have substantially minimized the role of the intermediary. Given the emerging nature of such defi applications, the regulatory landscape pertaining to such applications is still evolving and consequently, numerous defi applications are available to transaction parties, often irrespective of the physical location of a party and irrespective of the actions or inactions of the issuers of such digital assets. To date, we do not monitor for such defi transactions, nor do we have any prospective plans to do so. Furthermore, given that we would never have access to the personal information of the parties to such transactions, even if we had the ability to restrict private defi transactions we would not have the ability to identify whether any particular transaction should be restricted under the Digital Asset Laws of any given jurisdiction or whether we would be under any obligation to endeavor to enforce such restrictions, to the extent possible. To the extent government enforcement authorities or regulators seek to enforce current or future Digital Asset Laws against us for these transactions, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and negatively impact our business operations.

Regulation of digital assets and digital asset exchanges is currently undeveloped and likely to evolve rapidly, vary significantly among international regulatory agencies, and is subject to significant uncertainty. A failure by the Company to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines imposed by governmental authorities. Under certain circumstances, such failure to comply by the Company could also result in criminal sanctions

As blockchain networks and digital assets have grown in popularity and in market size, governments and regulatory agencies have begun to take interest in, and in some cases regulate, their use and operation. To the extent that a government or quasi-governmental agency exerts regulatory authority over a blockchain network or asset upon which our business relies, our business could be adversely affected. Blockchain networks currently face an uncertain regulatory landscape in many jurisdictions. The effect of any future legal or regulatory change is impossible to predict, but such laws, regulations or directives may directly and negatively impact our business.

Governments may in the future curtail or outlaw the acquisition, use or redemption of digital assets. Ownership of, holding or trading in digital assets may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject digital asset companies to additional regulation. Judicial determinations may also have an adverse impact on the trading of digital assets.

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Users of Faning are issued FP for engaging and transacting within the Company’s ecosystem. FP may be subject to various regulations in South Korea that restrict or limit the use of FP on Faning.

In addition to the application of the Digital Asset Laws arising as a result of the use of FP in various jurisdictions, our operation of the Faning platform within South Korea and the issuance of FP to users engaging with the Faning platform may subject us to various regulations in South Korea, including the Financial Investment Services and Capital Markets Act (“FISCM”) and the Act on Reporting and Using Specified Financial Transaction Information (“RSFTI”). The FISCM was enacted to advance the Korean financial market by improving the competitive edge of the nation’s capital market and financial investment industry, and the RSFTI provides for the regulation of matters concerning reporting on and use of specified financial transaction information necessary to regulate money laundering and financing of terrorism through financial transactions, such as foreign exchange transactions, thereby contributing to preventing crimes and further establishing a sound and transparent financial system. Although FP is not currently classified as a financial investment instrument as such term is defined in the FISCM, or a virtual asset, as such term is defined by the RSFTI, any amendments to or interpretations of the FISCM, RSFTI or FP in the future may subject the Company to regulation, including among other requirements, providing financial transaction information in order to, among others, prevent money laundering and financing of terrorism.

We may have security laws exposure relating to the previous issuances of Kingdom Coin.

While we no longer hold or otherwise possess Kingdom Coin (“KDC”), we are subject to compliance with securities laws, which could expose us to potential liabilities, including potential rescission rights. In August of 2021, we issued to certain creditors of HBC an aggregate total of 348,679,380 KDC in exchange for the cancellation of an aggregate value of $9,428,664 in HBC debt (the “KDC Exchange”). KDC was further listed on LBank.com in August, 2021, and XT.com in September 2021 (LBank.com and XT.com are collectively, the “Listing Platforms”). The current market price of KDC ($0.00011) is significantly lower than the valuation of KDC used to extinguish the HBC debt.

At the time of the KDC Exchange, and subsequently at the time of listing of KDC on the Listing Platforms, HBC was operated solely under the jurisdiction of the Republic of Korea (“ROK”). During the KDC Exchange, and subsequently upon the listing of KDC on the Listing Platforms, the Company did not direct any sales efforts in the United States or to U.S. Persons. Further, pursuant to the terms and conditions of each Listing Platform, neither Listing Platform permits U.S. Persons as customers. While the Company therefore believes there were no sales of KDC to or by a U.S. person, or efforts to sell KDC to U.S. persons that would be subject to U.S. federal securities laws, we relied on each of the Listing Platforms to prevent offers and sales in the United States and to U.S. persons. As such, the Company may be subject to the risks below in the event that the policies and procedures of the Listing Platforms are not effective and/or sufficient to prevent such offers and sales or that persons may have been able to circumvent such policies and procedures.

While we do not believe that we were subject to U.S. federal securities laws at the time of the KDC Exchange and the listing of KDC on the Listing Platforms, and therefore did not need to conduct the offerings pursuant to an available exemption under the U.S. federal securities laws, the analysis of such jurisdictional question is factual. The applicability of jurisdiction under the Securities Act, and the availability of any exemptions thereunder, depends upon our conduct and that of those persons contacting potential investors and making the offering. We further relied on the terms and conditions of the Listing Platforms to ensure that no offers or sales were made in the United States or to U.S. persons. As such, if the KDC Exchange, the listing of KDC on the Listing Platforms, or any other such offering of securities by the Company is determined by either judicial decision or by the SEC to fall under the jurisdiction of U.S. federal securities laws, and does not qualify for an exemption from registration under the Securities Act, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did in fact fall under the jurisdiction of U.S. federal securities laws, or alternatively, if such offerings do not qualify for an exemption thereunder, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

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Risks Related to Intellectual Property

We may be subject to claims of infringement of third-party intellectual property rights.

From time to time, third parties may claim that we have infringed their intellectual property rights. For example, patent holding companies may assert patent claims against us in which they seek to monetize patents they have purchased or otherwise obtained. Although we take steps to avoid knowingly violating the intellectual property rights of others, it is possible that third parties still may claim infringement. Existing or future infringement claims against us, whether valid or not, may be expensive to defend and divert the attention of our employees from business operations. Such claims or litigation could require us to pay damages, royalties, legal fees and other costs. We also could be required to stop offering, distributing or supporting the Faning application, or other features or services which incorporate the affected intellectual property rights, redesign products, features or services to avoid infringement, or obtain a license, all of which could be costly and harm our business.

Our technology, content and brands are subject to the threat of piracy, unauthorized copying and other forms of intellectual property infringement.

We regard our technology, content and brands as proprietary and take measures to protect our technology, content and brands and other confidential information from infringement. Piracy and other forms of unauthorized copying and use of our technology, content and brands may become persistent, and policing is difficult. Further, the laws of some countries in which our products are or may be distributed either do not protect our intellectual property rights to the same extent as the laws of the United States, or are poorly enforced. Legal protection of our rights may be ineffective in such countries. In addition, although we take steps to enforce and police our rights, factors such as the proliferation of technology designed to circumvent the protection measures used by our business partners or by us, the availability of broadband access to the Internet, the refusal of Internet service providers or platform holders to remove infringing content in certain instances, and the proliferation of online channels through which infringing product is distributed all have contributed to a general expansion in unauthorized copying of technology, content and brands.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our registered trademark(s) and pending trademarks, service marks, domain names, trade secrets, proprietary technologies and similar intellectual property as critical to our success. We rely on trademark law, trade secret protection and confidentiality and license agreements with our employees and others to protect our proprietary rights.

We have invested significant resources to develop our own intellectual property and acquire licenses to use and distribute the intellectual property of others in the operation of the Faning platform. Failure to maintain or protect these rights could harm our business. In addition, any unauthorized use of our intellectual property by third parties may adversely affect our current and future revenues and our reputation.

Policing unauthorized use of proprietary technology is difficult and expensive. We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Further, we require every employee and consultant to execute proprietary information and invention agreements prior to commencing work. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot assure you that the steps we have taken will prevent misappropriation of our intellectual property. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

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Governance Risks and Risks Related to Our Common Stock

We have previously received a notice from Nasdaq that our common stock may be delisted from trading on the Nasdaq Capital Market if we fail to comply with the continued listing requirements, including the timely filing requirements of all required periodic reports with the SEC. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing.

We are required to comply with certain Nasdaq continued listing requirements, including a minimum bid price for our common stock and timely filing requirements of all required periodic reports with the SEC. If we fail to maintain compliance with any of those requirements, our common shares could be delisted from Nasdaq.

On April 24, 2025, we received written notice from the Listing Qualifications Department of Nasdaq notifying the Company that it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2024, as required for continued listing on the Nasdaq Stock Market pursuant to Nasdaq Listing Rule 5250(c)(1). Subsequently, the Company filed its Annual Report on Form 10-K for the fiscal year ended 2024, thereby resolving the basis for delisting.

On April 16, 2026, we received written notice from the Listing Qualifications Department of Nasdaq notifying the Company that it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2025, as required for continued listing on The Nasdaq Stock Market pursuant to Nasdaq Listing Rule 5250(c)(1). Under Nasdaq rules, the Company has 60 calendar days from the date of notification letter from Nasdaq to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). On April 30, 2026, the Company submitted its plan to regain compliance to Nasdaq.

On May 21, 2026, we received written notice from the Listing Qualifications Department of Nasdaq notifying the Company that it did not timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as required for continued listing on The Nasdaq Stock Market pursuant to Nasdaq Listing Rule 5250(c)(1). Because we had not yet filed this Annual Report on Form 10-K for the year ended December 31, 2025, any additional exception to allow us to regain compliance with the delinquent filings is limited to a maximum of 180 calendar days from the due date of the Annual Report on Form 10-K for the year ended December 31, 2025, or October 12, 2026. Additionally, we were required to submit an update by no later than June 22, 2026 to our original plan of compliance with respect to the filing requirement. We submitted an update to our original plan on May 27, 2026. Subsequently, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 on May 26, 2026 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 on June 22, 2026 thereby revolving the basis for delisting.

If, for any reason, Nasdaq should delist our common stock from trading on its exchange and we are unable to obtain listing on another national securities exchange or take action to restore our compliance with the Nasdaq continued listing requirements, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	becoming a “penny stock”, which may make trading of our common stock much more difficult;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

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Our stock price may be volatile, and you could lose all or part of your investment.

The trading price of our common stock may fluctuate substantially depending on several factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in the offering.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our common stock, regardless of our actual operating performance.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock will be influenced in part by any research reports that securities industry analysts publish about us. We may not obtain any future research coverage by securities industry analysts. In the event we are covered by research analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

You will experience dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a future financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and potentially substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to future investors.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment will likely be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.

We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which you purchase the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. In the event of a bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common stock. Moreover, if we issue preferred stock in the future, the holders of such preferred stock could be entitled to preferences over holders of common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common stock must bear the risk that any such future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our common stock.

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We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We are subject to reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will be required to comply with a variety of extensive reporting, accounting, and other rules and regulations. Compliance with each of these requirements is expensive, time consuming and intricate. Further requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. We intend to remediate this weakness by adding additional, qualified and experienced accounting personnel but there is no guarantee that we will be able to add additional qualified and experienced accounting personnel or remediate this weakness.

If our internal controls over financial reporting remain ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the market price of our common stock, subject us to regulatory investigations and penalties, cause us to have to restate our financial statements, and adversely impact our business and financial condition.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years following the listing of our common stock on the Nasdaq Stock Market. Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have more than $1.235 billion in annual revenue;

●	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates as of the prior June 30;

●	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of the listing of our common stock on the Nasdaq Stock Market.

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We cannot predict if investors will find our common stock less attractive if we choose to rely on the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock and the market price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a public company, we expect to incur significant legal, accounting and other expenses that we did not incur as a private company, particularly after we are no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act and the JOBS Act, have created uncertainty for public companies and increased costs and time that boards of directors and management must devote to complying with these rules and regulations. The Sarbanes-Oxley Act and related rules of the SEC and the Nasdaq Stock Market regulate corporate governance practices of public companies. We expect compliance with these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from sales-generating activities. In addition, we will incur additional expenses associated with our SEC reporting requirements and increased compensation for our management team. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

Because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accounting firm as to our internal control over financial reporting for the foreseeable future.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accounting firm for the foreseeable future. Subsequent to the time frame above, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act until such time that the Company becomes an “accelerated filer,” as defined by the SEC.

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, Inc. (“FINRA”), has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares, as well as overall liquidity, of our common stock.

We are a smaller reporting company and will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

We are also a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

If we fail to remediate our internal control weaknesses and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected.

As a public company, our reporting obligations place a significant strain on our management, operational and financial resources and systems for the foreseeable future and we may be unable to timely complete our evaluation testing and any required remediation.

If we fail to remediate the weaknesses and maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we will not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. Generally, if we continue to fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our common stock. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

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We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all. Furthermore, our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

To continue as a going concern, grow our business and remain competitive, we may require additional capital from time to time for our daily operation. Our ability to obtain additional capital is subject to a variety of uncertainties, including:

●	our market position and competitiveness in the content creation and social media platform market;

●	our future profitability, overall financial condition, results of operations and cash flows; and

●	economic, political and other conditions in the U.S. and internationally.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders.

Substantial future sales or perceived potential sales of our common stock in the public market could cause the price of our common stock to decline.

On January 27, 2025, we implemented a 1-for-20 reverse stock split of our issued and outstanding shares of common stock. As a result of the reverse stock split, every 20 shares of existing common stock were consolidated into one share, reducing the total number of issued shares from 52,808,589 to 2,640,429. All registered shares of common stock are freely transferable without restriction or additional registration under the Securities Act. Sales of common stock in the market by registered stockholders, or even the perception that such sales may occur, could cause a decline in the market price of our common stock and could have a material adverse effect on our business, financial condition, and results of operations.

Our certificate of incorporation designates a state or federal court located within the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our certificate of incorporation and our bylaws, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having jurisdiction over the subject matter and personal jurisdiction over the indispensable parties name as defendants therein, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to this provision. The forum selection clause in our bylaws may have the effect of discouraging lawsuits against us or our directors and officers and may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.

These exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers, or employees, if any, which may discourage such lawsuits against us and our directors, officers, and employees, if any. Alternatively, if a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and operating results. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

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THE PRIVATE PLACEMENT

On June 25, 2026, the Company and the Selling Stockholder entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Selling Stockholder an aggregate of 1,092,896 shares of Common Stock, or Pre-Funded Warrants exercisable for $0.001 per share in lieu thereof, and accompanying Common Stock Warrants to purchase up to 1,092,896 shares of Common Stock in the Private Placement, for gross proceeds of approximately $2 million, before deducting the Placement Agent’s fees and other estimated offering expenses. The purchase price per share (or Pre-Funded Warrant in lieu thereof) is $1.829.

Each Pre-Funded Warrant has an exercise price equal to $0.001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. The Common Stock Warrants will be exercisable on the six (6) month anniversary of the issuance date at an exercise price of $1.83 per Warrant Share, subject to adjustment, and will expire five and one-half (5.5) years from the closing date of the Private Placement. The exercise price and number of shares of Common Stock issuable upon exercise of the Common Stock Warrants and Pre-Funded Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Pre-Funded Warrants and the Common Stock Warrants issued in the Private Placement provide that a holder of Pre-Funded Warrants or Common Stock Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Common Stock Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 9.99% for the Pre-Funded Warrants and 4.99% for the Common Stock Warrants of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The Common Stock Warrants may be exercised on a cashless basis if a registration statement registering Warrant Shares is not effective. The Pre-Funded Warrants may be exercised on a cashless basis.

Subject to applicable laws, a Common Stock Warrant and Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Common Stock Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Stock Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Common Stock Warrants and Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Stock Warrants and Pre-Funded Warrants will be entitled to receive upon exercise of the Common Stock Warrants and Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Warrants and Pre-Funded Warrants immediately prior to such fundamental transaction.

The Purchase Agreement also prohibits the Company from, for 90 days following the date the Registration Statement has been declared effective, effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of any shares of Common Stock or any Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement). The Effective Date is defined in the Purchase Agreement as the date that the initial registration statement has been declared effective by the SEC. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company currently intends to use and has used certain of the net proceeds from the Private Placement (i) to repay amounts owed under the Company’s Convertible Promissory Note held by FirstFire Global Opportunities Fund, LLC and (ii) for general corporate and working capital purposes.

D. Boral Capital LLC (the “Placement Agent”) acted as the placement agent for the Private Placement. Pursuant to a placement agent agreement (the “Placement Agent Agreement”) between the Placement Agent and the Company, dated June 25, 2026, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company in the Private Placement, and to reimburse the Placement Agent for certain reasonable, documented, and accountable expenses, including legal fees, in an amount not to exceed $50,000.

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USE OF PROCEEDS

All of the securities offered under this prospectus are being registered for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of these securities, excluding net proceeds, if any, from the cash exercise of the Pre-Funded Warrants and Common Stock Warrants.

We have agreed to pay all costs, expenses and fees relating to the registration of the securities covered by this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of the securities. The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

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MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Market Price of Our Common Stock

Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “GITS.”

On July 28, 2026, the closing sale price of our Common Stock was $2.18 per share.

As of July 29, 2026, there were approximately 38 holders of record of our Common Stock.

Dividend Policy

We do not anticipate paying any cash dividends in the foreseeable future. If we incur indebtedness in the future to fund our future growth, the terms of such indebtedness may further constrict our ability to pay dividends.

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SELLING STOCKHOLDER

The securities offered under this prospectus may be offered from time to time by the Selling Stockholder named below or by any of its respective pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “Selling Stockholder” includes the selling stockholder identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge or other non-sale related transfer. The Selling Stockholder acquired the shares of our Common Stock being offered under this prospectus directly from us. We issued the securities to the Selling Stockholder in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Except for the ownership of the shares of Common Stock and the Warrants, the Selling Stockholder has not had any material relationship with us within the past three years.

The following table sets forth the name of the Selling Stockholder, the aggregate number of Common Stock and/or Warrants beneficially owned prior to the sale of the securities offered hereby by the Selling Stockholder, the aggregate number of shares of Common Stock that the Selling Stockholder may offer pursuant to this prospectus, and the number of Common Stock and/or Warrants beneficially owned by the Selling Stockholder after the sale of the securities offered hereby.

The shares of Common Stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon exercise of the Common Stock Warrants and the Pre-Funded Warrants. For additional information regarding the issuances of the Common Stock Warrants and the Pre-Funded Warrants, see “The Private Placement” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares of Common Stock for resale from time to time.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of Common Stock, the Common Stock Warrants and the Pre-Funded Warrants, as of July 29, 2026, assuming exercise of the Common Stock Warrants and the Pre-Funded Warrants held by the Selling Stockholder on that date, without regard to any limitations on exercises.

In accordance with the terms of the Registration Rights Agreement with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Common Stock Warrants and the Pre-Funded Warrants, determined as if the outstanding Common Stock Warrants and Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Common Stock Warrants and the Pre-Funded Warrants, including the beneficial ownership limitation for the Common Stock Warrants and the Pre-Funded Warrants.

Under the terms of the Warrants held by the Selling Stockholder, the Selling Stockholder may not exercise any such warrants to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The fifth and sixth columns assume the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

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The following table is prepared based on information provided to us by the Selling Stockholder. The beneficial ownership of our Common Stock is based on 3,674,208 shares of Common Stock issued and outstanding.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Number of Shares Being Registered	Shares of Common Stock Beneficially Owned After Completion of the Offering (1)(2)
Name of Selling Stockholder(2)	Number		Percentage(3)	for Resale	Number	Percentage
Armistice Capital, LLC (4)	2,185,792	(2)(5)	37.3%	2,185,792	0	0%

(1)	Assumes all securities being offered under this prospectus are sold, although the Selling Stockholder is under no obligation to sell any shares at this time.
(2)	The ability to exercise the Common Stock Warrants held by the Selling Stockholder is subject to a beneficial ownership limitation that, at the time of initial issuance of the Common Stock Warrants was capped at 4.99% beneficial ownership of the Company’s issued and outstanding Common Stock (post exercise). The ability to exercise the Pre-Funded Warrants held by the Selling Stockholder is subject to a beneficial ownership limitation that, at the time of initial issuance of the Pre-Funded Warrants was capped at 9.99% beneficial ownership of the Company’s issued and outstanding Common Stock (post exercise).These beneficial ownership limitations for the Pre-Funded Warrants may be adjusted up or down, subject to providing advanced notice to the Company. Beneficial ownership as reflected in the Selling Stockholder table reflects the total number of shares potentially issuable underlying the Warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.
(3)	Applicable percentage of ownership is based upon 5,860,000 shares of Common Stock (which amount assumes the exercise of the Pre-Funded Warrants and Common Stock Warrants) issued and outstanding as of July 29, 2026. All shares of Common Stock (including those shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Stock Warrants) being offered pursuant to this prospectus by the Selling Stockholder is counted as outstanding for computing the percentage beneficial ownership of the Selling Stockholder.
(4)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(5)	Consists of (i) 1,092,896 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants; and (ii) 1,092,896 shares of Common Stock issuable upon exercise of the Common Stock Warrants.

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DESCRIPTION OF OUR SECURITIES

The following is a description of our securities of as set forth in certain provisions of our Charter, Bylaws and applicable forms of warrant, each previously filed with the SEC and incorporated by reference as an exhibit to this Registration Statement to which this prospectus forms a part. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, applicable forms of warrant, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, applicable forms of warrant, and the applicable portions of the DGCL carefully.

Authorized Common Stock

Our authorized capital stock consists of:

●	100,000,000 shares of common stock, $0.001 par value; and

●	10,000,000 shares of preferred stock, $0.001 par value.

Common Stock

Our certificate of incorporation currently authorizes 100,000,000 shares of Common Stock for issuance. As of July 29, 2026, there were 3,674,208 shares of our Common Stock issued and outstanding, which were held by approximately 38 stockholders of record, and 75,000 shares of Common Stock authorized and available for issuance pursuant to our 2022 Omnibus Equity Incentive Plan. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not and will not provide for cumulative voting rights.

Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series.

As of July 29, 2026, no shares of our authorized preferred stock are outstanding. Because our Board of Directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Warrants

As of July 29, 2026, warrants to purchase a total of 207,122 shares of common stock were outstanding, consisting of 125,383 shares at an exercise price of $1.42 per share and 81,739 shares at an exercise price of $1.29 per share, all exercisable through May 6, 2030.

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Armistice Pre-Funded Warrant and Armistice Common Stock Warrant

On June 29, 2026, GITS entered into the Pre-Funded Warrant with Armistice Capital Master Fund Ltd. (“Master Fund”) that is exercisable for up to 1,092,896 shares of Common Stock. Each Pre-Funded Warrant has an exercise price equal to $0.001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

On June 29, 2026, GITS entered into the Common Stock Warrant with Master Fund that has an exercise price equal to $1.83 per share. The Common Stock Warrants will be exercisable commencing on the six (6) month anniversary of the issuance date at an exercise price of $1.83 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Common Stock Warrants will expire five and one-half (5.5) years from June 29, 2026. The exercise price and number of shares of Common Stock issuable upon exercise of the Common Stock Warrant and Pre-Funded Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Pre-Funded Warrants and Common Stock Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive cash dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time.

The Pre-Funded Warrants and the Common Stock Warrants issued in the Private Placement provide that a holder of Pre-Funded Warrants or Common Stock Warrants, as applicable, will not have the right to exercise any portion of its Pre-Funded Warrants or Common Stock Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 9.99% for the Pre-Funded Warrants and 4.99% for the Common Stock Warrants of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The Common Stock Warrants may be exercised on a cashless basis if a registration statement registering Warrant Shares is not effective. The Pre-Funded Warrants may be exercised on a cashless basis.

Subject to applicable laws, a Common Stock Warrant and Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the applicable warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Common Stock Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Stock Warrants or the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the Common Stock Warrants and Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Stock Warrants and Pre-Funded Warrants will be entitled to receive upon exercise of the Common Stock Warrants and Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Warrants and Pre-Funded Warrants immediately prior to such fundamental transaction.

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The Purchase Agreement also prohibits the Company from, for 90 days following the date the Registration Statement has been declared effective, effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of any shares of Common Stock or any Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement). The Effective Date is defined in the Purchase Agreement as the date that the initial registration statement has been declared effective by the SEC. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Anti-Takeover Matters

Charter and Bylaw Provisions

The provisions of Delaware law, our certificate of incorporation and our bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non- negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our bylaws provide that any vacancy on our Board may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders.

No Cumulative Voting

The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation of the company in which they own stock provides otherwise. Neither our certificate of incorporation nor our bylaws provide that our stockholders shall be entitled to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our Charter provides that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Listing

Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “GITS.”

Transfer Agent and Registrar

Our transfer agent is Colonial Stock Transfer Company, Inc. whose address is 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111 and its telephone number is (801) 355-5740.

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SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our restricted Common Stock or our warrants for at least six months generally would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

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PLAN OF DISTRIBUTION

We refer to the Common Stock being issued pursuant to this prospectus, including the shares of Common Stock underlying the Common Stock Warrants and the Pre-Funded Warrants, as the “securities” in this Plan of Distribution section. The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder will sell all of the securities that they offer pursuant to this prospectus for its accounts. We will not receive any of the proceeds from the sale of the securities hereunder.

In the event any Warrants are exercised for cash, we would receive the proceeds from any such cash exercise, provided, however, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. The exercise of the Warrants and any proceeds we may receive from their exercise, are highly dependent on the price of our shares of our Common Stock and the spread between the exercise price of such Warrants and the market price of our Common Stock at the time of exercise. The exercise price of the Warrants is $1.83 per share. The market price of our Common Stock as of July 28, 2026 was $2.18. If the market price of our Common Stock is less than the exercise price of a holder’s Warrants, it is unlikely that holders will exercise their Warrants. There can be no assurance that all of Warrants will be in the money prior to their expiration.

The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus, which we expect to be approximately $100,000.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by K&L Gates LLP.

EXPERTS

The consolidated financial statements of Global Interactive Technologies, Inc. (the Company) as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.gitechnologies.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Global Interactive Technologies, Inc.
160, Yeouiseo-ro, Yeongdeungpo-gu
Seoul, Republic of Korea, 07231

Attn.: Chief Financial Officer
+82-2-564-8588

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on May 26, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on June 22, 2026;

●	our Current Reports on Form 8-K filed on January 26, 2026, March 19, 2026, March 30, 2026, April 17, 2026, April 28, 2026, May 21, 2026, May 22, 2026, June 25, 2026 and June 30, 2026; and

●	the description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on May 26, 2026, including any amendment or reports filed for the purposes of updating this description.

All reports and other documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference in this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

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GLOBAL INTERACTIVE TECHNOLOGIES, INC.

1,092,896 Shares of Common Stock Underlying Pre-Funded Warrants

1,092,896 Shares of Common Stock Underlying Common Stock Warrants

PRELIMINARY PROSPECTUS

[________], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Legal fees and expenses	$85,000
Accounting fees and expenses	6,000
SEC registration fee	661.07
Miscellaneous fees and expenses	10,000
Total	$101,661.07

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation, as amended, and our bylaws, as amended, provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We also expect to enter into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These indemnification agreements will provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

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We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

See also the undertakings set out in response to Item 17 of this Registration Statement.

Item 15. Recent Sales of Unregistered Securities.

On February 18, 2025, the Company entered into that certain Debt Conversion Agreement (the “Debt Conversion Agreement”) with Evan Trust, a trust for which Amy Shi, a director of the Company, serves as the trustee (the “Trust”). Pursuant to the Debt Conversion Agreement, the Company and the Trust agreed to convert certain debt in the amount of $210,000 owed by the Company to Evan Trust, into 300,000 shares of the Company’s common stock. The transaction was conducted pursuant to Regulation S. As a result, the total number of issued shares increased to 2,940,402. Each holder of common stock is entitled to one vote per share at all meetings of stockholders.

On February 18, 2025, the Company entered into a Promissory Note (the “February 2025 Note”) payable to PixelArc, LLC (“PixelArc”), a California limited liability company in which Amy Xianglin Shi, a director of the Company, holds a direct ownership interest and serves in a managerial capacity. The February 2025 Note evidenced a loan of $86,660 extended by PixelArc to support essential operating obligations during a period of limited liquidity. The note accrued interest at 8% per annum, had a maturity date of March 14, 2026, and included a 5% late fee and 12% default interest rate, along with customary default provisions. On April 18, 2025, the Company executed a second Promissory Note (the “April 2025 Note”) payable to PixelArc, evidencing a short-term, interest-free loan of $86,000 used to satisfy outstanding Nasdaq listing fees and maintain the Company’s continued listing. The note matured on May 15, 2025, and contained the same late fee and default interest terms as the February 2025 Note. In connection with the April 2025 Note, the Company also entered into a Security Agreement, dated April 18, 2025 (the “Security Agreement”), with PixelArc to secure repayment obligations under both notes. Following nonpayment of the April 2025 Note, PixelArc became entitled to exercise its rights under the Security Agreement. On May 19, 2025, PixelArc submitted a proposal to convert its outstanding loan balances into equity. On May 20, 2025, PixelArc delivered a formal Notice of Conversion to the Company, pursuant to which the combined $172,666 in principal amount under the February 2025 and April 2025 Notes were converted into 246,666 shares of the Company’s common stock at a price of $0.70 per share.

On March 19, 2025, the Company issued 300,000 shares of Common Stock at a conversion price of $0.70 per share in connection with the conversion of $210,000 of indebtedness payable to Evan Trust. Debt conversion loss was $300,030.

On May 7, 2025, three creditors who lent money to the Company requested to convert the outstanding loan balance of $455,854 payable by the Company into shares, resulting in the conversion of 90,123 shares at a price of $1.17 per share and 271,634 shares at a price of $1.29 per share, for a total of 361,757 shares of common stock.

On May 20, 2025, the Company issued 246,666 shares of Common Stock at a conversion price of $0.70 per share in connection with the conversion of $172,666 of indebtedness payable to PixelArc LLC. Debt conversion loss was $175,343.

On August 19, 2025, warrants to purchase 125,383 shares of common stock were exercised at an aggregate exercise price of $178,044.

On April 22, 2026, the Company entered into a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”), in connection with a private placement offering of a convertible promissory note in the original principal amount of $550,000.00 (the “FirstFire Note”). Pursuant to the Securities Purchase Agreement, FirstFire purchased the FirstFire Note with an original issue discount of $44,000.00 and net proceeds to the Company of $506,000.00.

On June 25, 2026, the Company and Armistice Capital Master Fund Ltd. entered into a securities purchase agreement pursuant to which the Company agreed to sell an aggregate of 1,092,896 shares of Common Stock, or Pre-Funded Warrants exercisable for $0.001 per share in lieu thereof, and accompanying Common Stock Warrants to purchase up to 1,092,896 shares of Common Stock, for gross proceeds of approximately $2 million, before deducting the placement agent’s fees and other estimated offering expenses. The purchase price per share (or Pre-Funded Warrant in lieu thereof) is $1.829. Each Pre-Funded Warrant is exercisable for one share of the Common Stock. The Pre-Funded Warrants have an exercise price of $0.001 per share of Common Stock, are immediately exercisable, and may be exercised at any time until exercised in full. The Common Stock Warrants are exercisable commencing on the six (6) month anniversary of the issuance date at an exercise price of $1.83 per Common Stock Warrant Share, subject to adjustment, and will expire five and one-half (5.5) years from the Closing Date (as such term is defined below). The placement agent was D. Boral Capital LLC.

The foregoing issuances of common stock were made to accredited investors in transactions that were exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S thereunder.

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Item 16. Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K as filed with the SEC on May 26, 2026 (File No. 001-41763))
3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K as filed with the SEC on May 26, 2026 (File No. 001-41763))
4.1	Form of Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K as filed with the SEC on April 30, 2025 (File No. 001-41763))
4.2	Form of Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 30, 2026 (File No. 001-41763))
4.3	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 30, 2026 (File No. 001-41763))
5.1*	Opinion of K&L Gates LLP
10.1+	Hanryu Holdings, Inc. 2022 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K as filed with the SEC on April 30, 2025 (File No. 001-41763))
10.2+	Employment Agreement by and between Taehoon Kim and Hanryu Holdings, Inc. dated April 1, 2025 (incorporated herein by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K as filed with the SEC on April 30, 2025 (File No. 001-41763))
10.3	Debt Conversion Agreement between the Company and Evan Trust (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on March 18, 2025 (File No. 001-41763))
10.4	Promissory Note, dated February 18, 2025, by the Company in favor of PixelArc (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on May 22, 2025 (File No. 001-41763))
10.5	Promissory Note, dated April 18, 2025, by the Company in favor of PixelArc (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on May 22, 2025 (File No. 001-41763))
10.6	Security Agreement, dated April 18, 2025, between the Company and PixelArc (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed with the SEC on May 22, 2025 (File No. 001-41763))
10.7	Notice of Conversion, dated May 20, 2025, between the Company and PixelArc (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed with the SEC on May 22, 2025 (File No. 001-41763))
10.8	Equity Purchase Agreement, dated March 26, 2026, by and between the Company and Hudson Global Ventures, LLC (incorporated herein by reference to Exhibit 1 to the Company’s Current Report on Form 8-K as filed with the SEC on March 30, 2026 (File No. 001-41763))
10.9	Securities Purchase Agreement, dated April 22, 2026, by and between the Company and FirstFire Global Opportunities Fund, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on April 28, 2026 (File No. 001-41763))
10.10	Convertible Promissory Note, dated April 22, 2026, by and between the Company and FirstFire Global Opportunities Fund, LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on April 28, 2026 (File No. 001-41763))
10.11	Lien Asset Transfer Agreement, dated December 28, 2024, by and between the Company and Hanryu Bank Co., Ltd. (incorporated herein by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K as filed with the SEC on May 26, 2026 (File No. 001-41763))
10.12	Master Recording and Transfer Agreement between the Company and Moon Seok Hwan dated January 19, 2026 (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on June 22, 2026 (File No. 001-41763))
10.13	Master Recording and Performance Rights Agreement between the Company and Pandora Co., Ltd. dated January 19, 2026 (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q as filed with the SEC on June 22, 2026 (File No. 001-41763))
10.14	Securities Purchase Agreement, dated June 25, 2026, by and between the Company and Armistice Capital Master Fund Ltd. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 30, 2026 (File No. 001-41763))
10.15	Placement Agency Agreement, dated June 25, 2026, by and between the Company and D. Boral Capital LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 30, 2026 (File No. 001-41763))
10.16	Registration Rights Agreement, dated June 29, 2026, by and between the Company and Armistice Capital Master Fund Ltd. (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed with the SEC on June 30, 2026 (File No. 001-41763))
21.1	Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K as filed with the SEC on April 30, 2025 (File No. 001-41763))
23.1*	Consent of OneStop Assurance PAC, Independent Registered Public Accounting Firm
23.2*	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (set forth on signature page of the Registration Statement)
107*	Filing Fee Table

*	Filed herewith.
+	Indicates a management contract or compensatory plan.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Seoul, Republic of South Korea, on July 29, 2026.

GLOBAL INTERACTIVE TECHNOLOGIES, INC.

By:	/s/ Taehoon Kim
Name:	Taehoon Kim
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Taehoon Kim, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Taehoon Kim	Chief Executive Officer
Taehoon Kim	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 29, 2026

/s/ John S. Morris
John S. Morris	Director	July 29, 2026

/s/ Jay Hyong Woo
Jay Hyong Woo	Director	July 29, 2026

/s/ Amy Shi
Amy Shi	Director	July 29, 2026

Larry Namer	Director	July 29, 2026

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